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                                     Exhibit 10.4


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                        ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                 FRANCHISE AGREEMENT
                                  TABLE OF CONTENTS


1.  PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.  GRANT OF FRANCHISE . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    2.1.    Grant of Franchise . . . . . . . . . . . . . . . . . . . . . .   1
    2.2.    Scope of Franchise Operations. . . . . . . . . . . . . . . . .   1

3.  FRANCHISED LOCATION AND DESIGNATED AREA. . . . . . . . . . . . . . . .   2
    3.1.    Franchised Location. . . . . . . . . . . . . . . . . . . . . .   2
    3.2.    Protected Territory. . . . . . . . . . . . . . . . . . . . . .   2
    3.3.    Limitation on Franchise Rights . . . . . . . . . . . . . . . .   2
    3.4.    Franchisor's Reservation of Rights . . . . . . . . . . . . . .   3

4.  INITIAL FRANCHISE FEE. . . . . . . . . . . . . . . . . . . . . . . . .   3
    4.1.    Initial Franchise Fee. . . . . . . . . . . . . . . . . . . . .   3

5.  DEVELOPMENT OF FRANCHISED LOCATION . . . . . . . . . . . . . . . . . .   3
    5.1.    Approval of Lease. . . . . . . . . . . . . . . . . . . . . . .   3
    5.2.    Conversion and Design. . . . . . . . . . . . . . . . . . . . .   4
    5.3.    Signs. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    5.4.    Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    5.5.    Permits and Licenses . . . . . . . . . . . . . . . . . . . . .   5
    5.6.    Commencement of Operations . . . . . . . . . . . . . . . . . .   5

6.  TRAINING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
    6.1.    Initial Training Program . . . . . . . . . . . . . . . . . . .   5
    6.2.    Length of Training . . . . . . . . . . . . . . . . . . . . . .   6
    6.3.    Additional Training. . . . . . . . . . . . . . . . . . . . . .   6

7.  DEVELOPMENT ASSISTANCE . . . . . . . . . . . . . . . . . . . . . . . .   6
    7.1.    Franchisor's Development Assistance. . . . . . . . . . . . . .   6

8.  OPERATIONS MANUAL. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
    8.1.    Operations Manual. . . . . . . . . . . . . . . . . . . . . . .   7
    8.2.    Confidentiality of Operations Manual Contents. . . . . . . . .   7
    8.3.    Changes to Operations Manual . . . . . . . . . . . . . . . . .   8

9.  OPERATING ASSISTANCE . . . . . . . . . . . . . . . . . . . . . . . . .   8
    9.1.    Franchisor's Services. . . . . . . . . . . . . . . . . . . . .   8
    9.2.    Additional Franchisor Services . . . . . . . . . . . . . . . .   9

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10. FRANCHISEE'S OPERATIONAL COVENANTS . . . . . . . . . . . . . . . . . .   9
    10.1.   Business Operations. . . . . . . . . . . . . . . . . . . . . .   9

11. ROYALTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    11.1.   Monthly Royalty. . . . . . . . . . . . . . . . . . . . . . . .  12
    11.2.   Gross Retail Sales . . . . . . . . . . . . . . . . . . . . . .  12
    11.3.   Royalty Payments . . . . . . . . . . . . . . . . . . . . . . .  12

12. ADVERTISING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    12.1.   Approval of Advertising. . . . . . . . . . . . . . . . . . . .  13
    12.2.   Local Advertising. . . . . . . . . . . . . . . . . . . . . . .  13
    12.3.   Marketing and Promotion Fee. . . . . . . . . . . . . . . . . .  13
    12.4.   Regional Advertising Programs. . . . . . . . . . . . . . . . .  14
    12.5.   Marketing Services . . . . . . . . . . . . . . . . . . . . . .  15

13. QUALITY CONTROL. . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    13.1.   Compliance with Operations Manual. . . . . . . . . . . . . . .  15
    13.2.   Standards and Specifications . . . . . . . . . . . . . . . . .  15
    13.3.   Inspections. . . . . . . . . . . . . . . . . . . . . . . . . .  15
    13.4.   Restrictions on Services and Products. . . . . . . . . . . . .  15
    13.5.   Approved Suppliers . . . . . . . . . . . . . . . . . . . . . .  16
    13.6.   Request to Change Supplier . . . . . . . . . . . . . . . . . .  16
    13.7.   Approval of Intended Supplier. . . . . . . . . . . . . . . . .  16

14. TRADEMARKS, TRADE NAMES AND PROPRIETARY INTERESTS. . . . . . . . . . .  17
    14.1.   Marks. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    14.2.   No Use of Other Marks. . . . . . . . . . . . . . . . . . . . .  17
    14.3.   Licensed Methods . . . . . . . . . . . . . . . . . . . . . . .  17
    14.4.   Effect of Termination. . . . . . . . . . . . . . . . . . . . .  17
    14.5.   Mark Infringement. . . . . . . . . . . . . . . . . . . . . . .  17
    14.6.   Franchisee's Business Name . . . . . . . . . . . . . . . . . .  18
    14.7.   Change of Marks. . . . . . . . . . . . . . . . . . . . . . . .  18

15. REPORTS, RECORDS AND FINANCIAL STATEMENTS. . . . . . . . . . . . . . .  18
    15.1.   Franchisee Reports . . . . . . . . . . . . . . . . . . . . . .  18
    15.2.   Annual Financial Statements. . . . . . . . . . . . . . . . . .  19
    15.3.   Verification . . . . . . . . . . . . . . . . . . . . . . . . .  19
    15.4.   Books and Records. . . . . . . . . . . . . . . . . . . . . . .  19
    15.5.   Audit of Books and Records . . . . . . . . . . . . . . . . . .  19
    15.6.   Failure to Comply with Reporting Requirements. . . . . . . . .  20
    15.7.   Shopping Service . . . . . . . . . . . . . . . . . . . . . . .  20

16. ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

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    16.1.   Assignment by Franchisee . . . . . . . . . . . . . . . . . . .  20
    16.2.   Pre-Conditions to Franchisee's Assignment. . . . . . . . . . .  20
    16.3.   Franchisor's Approval of Transfer. . . . . . . . . . . . . . .  21
    16.4.   Right of First Refusal . . . . . . . . . . . . . . . . . . . .  21
    16.5.   Types of Transfers . . . . . . . . . . . . . . . . . . . . . .  22
    16.6.   Assignment by the Franchisor . . . . . . . . . . . . . . . . .  23
    16.7.   Franchisee's Death or Disability . . . . . . . . . . . . . . .  23

17. TERM AND EXPIRATION. . . . . . . . . . . . . . . . . . . . . . . . . .  23
    17.1.   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    17.2.   Rights Upon Expiration . . . . . . . . . . . . . . . . . . . .  23
    17.3.   Exercise of Option for Successor Franchise . . . . . . . . . .  24
    17.4.   Conditions of Refusal. . . . . . . . . . . . . . . . . . . . .  24

18. DEFAULT AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . . .  24
    18.1.   Termination by Franchisor - Effective Upon Notice. . . . . . .  24
    18.2.   Termination by Franchisor - Thirty Days Notice . . . . . . . .  26
    18.3.   Franchisor's Remedies. . . . . . . . . . . . . . . . . . . . .  27
    18.4.   Right to Purchase. . . . . . . . . . . . . . . . . . . . . . .  27
    18.5.   Obligations of Franchisee Upon Termination or Expiration . . .  28
    18.6.   State and Federal Law. . . . . . . . . . . . . . . . . . . . .  29

19. BUSINESS RELATIONSHIP. . . . . . . . . . . . . . . . . . . . . . . . .  29
    19.1.   Independent Businesspersons. . . . . . . . . . . . . . . . . .  29
    19.2.   Payment of Third Party Obligations . . . . . . . . . . . . . .  30
    19.3.   Indemnification. . . . . . . . . . . . . . . . . . . . . . . .  30

20. RESTRICTIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . .  30
    20.1.   Non-Competition During Term. . . . . . . . . . . . . . . . . .  30
    20.2.   Post-Termination Covenant Not to Compete . . . . . . . . . . .  31
    20.3.   Confidentiality of Proprietary Information . . . . . . . . . .  32
    20.4.   Confidentiality Agreement. . . . . . . . . . . . . . . . . . .  32

21. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    21.1.   Insurance Coverage . . . . . . . . . . . . . . . . . . . . . .  32
    21.2.   Proof of Insurance Coverage. . . . . . . . . . . . . . . . . .  32

22. MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .  33
    22.1.   Governing Law/Consent to Venue and Jurisdiction. . . . . . . .  33
    22.2.   Modification . . . . . . . . . . . . . . . . . . . . . . . . .  33
    22.3.   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . .  33
    22.4.   Delegation by the Franchisor . . . . . . . . . . . . . . . . .  33
    22.5.   Effective Date . . . . . . . . . . . . . . . . . . . . . . . .  34
    22.6.   Review of Agreement. . . . . . . . . . . . . . . . . . . . . .  34

    22.7.   Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . .  34
    22.8.   Injunctive Relief. . . . . . . . . . . . . . . . . . . . . . .  34
    22.9.   No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . .  34

    22.10.  No Right to Set Off. . . . . . . . . . . . . . . . . . . . . .  34
    22.11.  Invalidity . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    22.12.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    22.13.  Acknowledgment . . . . . . . . . . . . . . . . . . . . . . . .  35



                                      EXHIBITS

I.        Addendum to Franchise Agreement - Location Approval

II.       Personal Guaranty

III.      Statement of Ownership

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     2.2.  SCOPE OF FRANCHISE OPERATIONS. The Franchisee agrees at all times to faithfully, honestly and diligently perform the Franchisee's obligations hereunder, and to continuously exert best efforts to promote the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. The Franchisee agrees to utilize the Marks and Licensed Methods to operate all aspects of the business franchised hereunder in accordance with the methods and systems developed and prescribed from time to time by the Franchisor, all of which are a part of the Licensed Methods. The Franchisee's ROCKY MOUNTAIN CHOCOLATE FACTORY Business shall offer all products and services as the Franchisor shall designate and shall be restricted from manufacturing, offering or selling any products and services not previously approved by the Franchisor in writing. The Franchisee is required to devote a minimum of 50% of all retail floor space to ROCKY MOUNTAIN CHOCOLATE FACTORY brand bulk chocolates and packaged candies. The Franchisee's ROCKY MOUNTAIN CHOCOLATE FACTORY Business must feature ROCKY MOUNTAIN CHOCOLATE FACTORY brand candy, cookies made from ROCKY MOUNTAIN CHOCOLATE FACTORY brand cookie dough and other confectionery products ("Candy") and related nonconfectionary items ("Items") approved by the Franchisor in writing. The products which Franchisee shall be permitted to serve, make and/or sell are store-made candies prepared from recipes and specifications authorized in the Franchisor's Operations Manual, described in Article 8 below, through the process of dipping, molding and cooking ("Store-Made Candies"), Australian glazed fruit, chocolate sandwich cookies, graham crackers, pretzels, fresh and dried fruit items, dog bones and plain chocolate ("Candy-Related Items"), and such other Items which the Franchisor has approved in writing, in its sole discretion.


                      3. FRANCHISED LOCATION AND DESIGNATED AREA

     3.1. FRANCHISED LOCATION. The Franchisee is granted the right and franchise to own and operate a ROCKY MOUNTAIN CHOCOLATE FACTORY Business at the address and location which shall be set forth in EXHIBIT I attached hereto ("Franchised Location"). If, at the time of execution of this Agreement, the Franchised Location cannot be designated as a specific address because a location has not been selected and approved, then the Franchisee shall promptly take steps to choose and acquire a location for its ROCKY MOUNTAIN CHOCOLATE FACTORY Business within the Designated Area, set forth in EXHIBIT I. In such circumstances, the Franchisee shall select and propose to the Franchisor for the Franchisor's prior approval a specific location for the Franchised Location which, once approved by the Franchisor, shall hereinafter be set forth in the rider to EXHIBIT I.

     3.2. PROTECTED TERRITORY. So long as the Franchisee is in compliance with this Agreement, the Franchisor shall not establish or license another person or entity to establish a

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ROCKY MOUNTAIN CHOCOLATE FACTORY Business within a certain geographic area as set forth in EXHIBIT I ("Protected Territory").

     3.3. LIMITATION ON FRANCHISE RIGHTS. The rights that are hereby granted to the Franchisee are for the specific Franchised Location and Protected Territory and cannot be transferred to an alternative Franchised Location or Protected Territory, or any other location, without the prior written approval of the Franchisor, which approval shall not be unreasonably withheld. The Marks and Licensed Methods are licensed to the Franchisee for the operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business only at the Franchised Location; therefore, the Franchisee may not operate food carts or kiosks, participate in food festivals or offer any other type of off-site food services using the Marks and Licensed Methods without the prior written consent of the Franchisor.

     3.4. FRANCHISOR'S RESERVATION OF RIGHTS. The Franchisee acknowledges that the franchise granted hereunder is non-exclusive and that the Franchisor retains the rights, among others: (1) to use, and to license others to use, the Marks and Licensed Methods for the operation of ROCKY MOUNTAIN CHOCOLATE FACTORY Businesses at any location other than in the Protected Territory; (2) to use the Marks and Licensed Methods in connection with other services and products, promotional and marketing efforts or related items, materials or services or in alternative channels of distribution, without regard to the location of the use, including, but not limited to, the wholesale sale of its products to unrelated retail outlets or to candy distributors; and (3) to use and license the use of other proprietary marks or methods in connection with the operation of retail stores selling gourmet chocolates and other premium confectionery products business at any location, which businesses are the same as, or similar to, or different from a ROCKY MOUNTAIN CHOCOLATE FACTORY Business, on any terms and conditions as the Franchisor deems advisable, and without granting the Franchisee any rights therein.


                               4. INITIAL FRANCHISE FEE

     4.1. INITIAL FRANCHISE FEE. In consideration for the right to develop and operate one ROCKY MOUNTAIN CHOCOLATE FACTORY Business, the Franchisee agrees to pay to the Franchisor an initial franchise fee of $19,500, $5,000 of which is due and payable as of the date of execution of this Agreement, with the balance of $14,500 due and payable at the earlier of 120 days from the date this Agreement is executed or the date that a lease is executed for a Franchised Location that has been approved by the Franchisor. The Franchisee acknowledges and agrees that the initial franchise fee represents payment for the initial grant of the rights to use the Marks and Licensed Methods, that the Franchisor has earned the initial franchise fee upon receipt thereof and that the fee is under no circumstances refundable to the Franchisee after it is paid, unless otherwise specifically set forth in this Agreement.

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                        5. DEVELOPMENT OF FRANCHISED LOCATION

     5.1. APPROVAL OF LEASE. The Franchisee shall obtain the Franchisor's prior written approval before executing any lease or purchase agreement for the Franchised Location. Any lease for the Franchised Location shall, at the option of the Franchisor, contain a provision: (1) allowing for assignment of the lease to the Franchisor in the event that this Agreement is terminated or not renewed for any reason; (2) giving the Franchisor the right to cure any default by the Franchisee under such lease; and (3) providing the Franchisor with the right, exercisable upon and as a condition of the approval of the Franchised Location, to execute the lease agreement or other document providing entitlement to the use of the Franchised Location in its own name or jointly with the Franchisee as lessee and, upon the exercise of such option, the Franchisor shall provide the Franchisee with the right to use the premises as its sublessee, assignee, or other similar capacity upon the same terms and conditions as obtained by the Franchisor. The Franchisee shall deliver a copy of the signed lease for the Franchised Location to the Franchisor within 15 days of its execution. The Franchisee acknowledges that approval of a lease for the Franchised Location by the Franchisor does not constitute a recommendation, endorsement or guarantee by the Franchisor of the suitability of the location or the lease and the Franchisee should take all steps necessary to ascertain whether such location and lease are acceptable to the Franchisee.

     5.2. CONVERSION AND DESIGN. The Franchisee acknowledges that the layout, design, decoration and color scheme of ROCKY MOUNTAIN CHOCOLATE FACTORY Businesses are an integral part of the Franchisor's proprietary Licensed Methods and accordingly, the Franchisee shall convert, design and decorate the Franchised Location in accordance with the Franchisor's plans and specifications. The Franchisee shall also obtain the Franchisor's written consent to any conversion, design or decoration of the premises before remodeling or decorating begins, recognizing that such remodeling, decoration and any related costs are the Franchisee's sole responsibility.

     5.3. SIGNS. The Franchisee shall purchase or otherwise obtain for use at the Franchised Location and in connection with the ROCKY MOUNTAIN CHOCOLATE FACTORY Business signs which comply with the standards and specifications of the Franchisor as set forth in the Operations Manual, as that term is defined in
Section 8.1. It is the Franchisee's sole responsibility to insure that any signs comply with applicable local ordinances, building codes and zoning regulations. Any modifications to the Franchisor's standards and specifications for signs which must be made due to local ordinances, codes or regulations shall be submitted to the Franchisor for prior written approval. The Franchisee acknowledges the Marks, or any other name, symbol or identifying marks on any signs shall only be used in accordance with the Franchisor's standards and specifications and only with the prior written approval of the Franchisor.

     5.4. EQUIPMENT. The Franchisee shall purchase or otherwise obtain for use at the Franchised Location and in connection with the ROCKY MOUNTAIN CHOCOLATE FACTORY Business equipment of a type and in an amount which complies with the standards and specifications of the Franchisor. The Franchisee acknowledges that the type, quality, configuration, capability and/or performance of the equipment are all standards and specifications which are a part of the Licensed Methods and therefore such equipment must be purchased, leased, or otherwise obtained in accordance with the Franchisor's standards and specifications and only from suppliers or other sources approved by the Franchisor. The Franchisee must purchase a facsimile machine and connect it to a phone line which is separate from the main phone number for the Business. The Franchisor reserves the right to require the Franchisee to purchase or lease computer hardware and software for use in the operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. The Franchisor also reserves the right to require that it be given reasonable access to information and data regarding the Franchisee's ROCKY MOUNTAIN CHOCOLATE FACTORY Business by computer modem.

     5.5. PERMITS AND LICENSES. The Franchisee agrees to obtain all such permits and certifications as may be required for the lawful construction and operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business together with all certifications from government authorities having jurisdiction over the site that all requirements for construction and operation have been met, including without limitation, zoning, access, sign, health, safety requirements, building and other required construction permits, licenses to do business and fictitious name registrations, sales tax permits, health and sanitation permits and ratings and fire clearances. Franchisee agrees to obtain all customary contractors' sworn statements and partial and final lien waivers for construction, remodeling, decorating and installation of equipment at the Franchised Location. Copies of all subsequent inspection reports, warnings, certificates and ratings issued by any governmental entity during the term of this Agreement in connection with the conduct of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business which indicates the Franchisee's failure to meet or maintain the highest governmental standards, or less than full compliance by the Franchisee with any applicable law, rule or regulation, shall be forwarded to the Franchisor within five days of the Franchisee's receipt thereof.

     5.6. COMMENCEMENT OF OPERATIONS. Unless otherwise agreed in writing by the Franchisor and the Franchisee, the Franchisee has 180 days from the date of this Agreement within which to complete the initial training program, described in Section 6.1 of this Agreement, select and develop the Franchised Location and commence operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. The Franchisor will extend the time in which the Franchisee has to commence operations for a reasonable period of time in the event factors beyond the Franchisee's reasonable control prevent the Franchisee from meeting this development schedule, so long as the Franchisee has made reasonable and continuing efforts to comply with such development obligations and the Franchisee requests, in writing, an extension of time in which to have its ROCKY MOUNTAIN CHOCOLATE FACTORY Business established before such development period lapses.


                                     6. TRAINING

     6.1. INITIAL TRAINING PROGRAM. The Franchisee or, if the Franchisee is not an individual, the person designated by the Franchisee to assume primary responsibility for the management of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, ("General Manager") is required to attend and successfully complete the initial training program which is offered by the Franchisor at one of the Franchisor's designated training facilities. Up to three individuals are eligible to participate in the Franchisor's initial training program without charge of a tuition or fee. The Franchisee shall be responsible for any and all traveling and living expenses incurred in connection with attendance at the training program. At least one individual must successfully complete the initial training program prior to the Franchisee's commencement of operation of its ROCKY MOUNTAIN CHOCOLATE FACTORY Business.

     6.2. LENGTH OF TRAINING. The initial training program shall consist of 10 days of instruction at a location designated by the Franchisor; provided, however, that the Franchisor reserves the right to waive a portion of the training program or alter the training schedule, if in the Franchisor's sole discretion, the Franchisee or General Manager has sufficient prior experience or training.

     6.3. ADDITIONAL TRAINING. From time to time, the Franchisor may present seminars, conventions or continuing development programs or conduct meetings for the benefit of the Franchisee. The Franchisee or its General Manager shall be required to attend any ongoing mandatory seminars, conventions, programs or meetings as may be offered by the Franchisor. The Franchisor shall give the Franchisee at least 30 days prior written notice of any ongoing seminar, convention or program which is deemed mandatory. The Franchisor shall not require that the Franchisee attend any ongoing training more often than once a year. All mandatory training will be offered without charge of a tuition or fee; provided, however, the Franchisee will be responsible for all traveling and living expenses which are associated with attendance at the same.


                              7. DEVELOPMENT ASSISTANCE

     7.1. FRANCHISOR'S DEVELOPMENT ASSISTANCE. The Franchisor shall provide the Franchisee with assistance in the initial establishment of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business as follows:

          (a) Provision of the initial training program to be conducted at the Franchisor's designated training facilities or at another location designated by the Franchisor, as described in Article 6 above.

          (b) Provision of written specifications for a Franchised Location which shall include, without limitation, specifications for space requirements, build out and the demographics and character of surrounding area. The Franchisee acknowledges that the Franchisor shall have no other obligation to provide assistance in the selection and approval of a Franchised Location other than the provision of such written specifications and approval or disapproval of a proposed Franchised Location, which approval or disapproval shall be based on information submitted to the Franchisor in a form sufficient to assess the proposed location as may be reasonably required by the Franchisor.

          (c) Direction regarding the required conversion, design and decoration of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business premises, plus specifications concerning signs, decor and equipment.

          (d) Direction regarding the selection of suppliers of equipment, items and materials used and inventory offered for sale in connection with the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. After execution of this Agreement, the Franchisor will provide the Franchisee with a list of approved suppliers, if any, of such equipment, items, materials and inventory and, if available, a description of any national or central purchase and supply agreements offered by such approved suppliers for the benefit of ROCKY MOUNTAIN CHOCOLATE FACTORY franchisees.

          (e) Provision of an operations manual in accordance with Section 8 below.

          (f) As the Franchisor may reasonably schedule, and depending on availability of personnel, the Franchisor will make available to the Franchisee at or close to the commencement of the Franchisee's ROCKY MOUNTAIN CHOCOLATE FACTORY Business a representative ("Site
     Representative") to be present during the opening of the Franchisee's ROCKY MOUNTAIN CHOCOLATE FACTORY Business. There will be no charge to the Franchisee for this service provided by the Franchisor. The Site Representative will assist the Franchisee's employees in opening the Business, unless in the Franchisor's determination, the Franchisee or the General Manager have had sufficient prior training or experience.

                                 8. OPERATIONS MANUAL

     8.1. OPERATIONS MANUAL. The Franchisor agrees to provide to the Franchisee one or more manuals, technical bulletins, cookbooks and recipes or other written materials (collectively referred to as "Operations Manual") covering Candy ordering, manufacturing, processing and stocking and other operating and in-store marketing techniques for the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. The Franchisee agrees that it shall comply with the Operations Manual as an essential aspect of its obligations under this Agreement and failure by the Franchisee to substantially comply with the Operations Manual may be considered by the Franchisor to be a breach of this Agreement.

     8.2. CONFIDENTIALITY OF OPERATIONS MANUAL CONTENTS. The Franchisee agrees to use the Marks and Licensed Methods only as specified in the Operations Manual. The Operations Manual is the sole property of the Franchisor and shall be used by the Franchisee only during the term of this Agreement and in strict accordance with the terms and conditions hereof. The Franchisee shall not duplicate the Operations Manual nor disclose its contents to persons other than its employees or officers who have signed a confidentiality and noncompetition agreement in a form approved by the Franchisor. The Franchisee shall return the Operations Manual to the Franchisor upon the expiration, termination or assignment of this Agreement.

     8.3. CHANGES TO OPERATIONS MANUAL. The Franchisor reserves the right to revise the Operations Manual from time to time as it deems necessary to update or change operating and marketing techniques or standards and specifications. The Franchisee, within 30 days of receiving any updated information, shall in turn update its copy of the Operations Manual as instructed by the Franchisor and shall conform its operations with the updated provisions within a reasonable time thereafter. The Franchisee acknowledges that a master copy of the Operations Manual maintained by the Franchisor at its principal office shall be controlling in the event of a dispute relative to the content of any Operations Manual.


                               9. OPERATING ASSISTANCE

     9.1. FRANCHISOR'S SERVICES. The Franchisor agrees that, during the Franchisee's operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, the Franchisor shall make available to the Franchisee the following services:

          (a) Upon the reasonable request of the Franchisee, consultation by telephone regarding the continued operation and management of a ROCKY MOUNTAIN

     CHOCOLATE FACTORY Business and advice regarding the retail services, product quality control, inventory issues, customer relations issues and similar advice.

          (b) Access to advertising and promotional materials as may be developed by the Franchisor, the cost of which may be passed on to the Franchisee at the Franchisor's option.

          (c) On-going updates of information and programs regarding the candy industry, the ROCKY MOUNTAIN CHOCOLATE FACTORY concept and related Licensed Methods, including, without limitation, information about special or new products which may be developed and made available to ROCKY MOUNTAIN CHOCOLATE FACTORY Franchisees.

          (d) The Franchisor shall make the initial training program available to replacement or additional General Managers during the term of this Agreement. The Franchisor reserves the right to charge a tuition or fee in an amount payable in advance, commensurate with the then current published prices of the Franchisor for such training. The Franchisee shall be responsible for all travel and living expenses incurred by its personnel during the training program. Further, the availability of the training programs shall be subject to space considerations and prior commitments to new ROCKY MOUNTAIN CHOCOLATE FACTORY franchisees.

     9.2. ADDITIONAL FRANCHISOR SERVICES. Although not obligated to do so, upon the reasonable request of the Franchisee, the Franchisor may make its employees or designated agents available to the Franchisee for on-site advice and assistance in connection with the ongoing operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business governed by this Agreement. In the event that the Franchisee requests such additional assistance and the Franchisor agrees to provide the same, the Franchisor reserves the right to charge the Franchisee for all travel, lodging, living expenses, telephone charges and other identifiable expenses associated with such assistance, plus a fee based on the time spent by each employee on behalf of the Franchisee, which fee will be charged in accordance with the then current daily or hourly rates being charged by Franchisor for assistance.


                        10. FRANCHISEE'S OPERATIONAL COVENANTS

     10.1. BUSINESS OPERATIONS. The Franchisee acknowledges that it is solely responsible for the successful operation of its ROCKY MOUNTAIN CHOCOLATE FACTORY Business and that the continued successful operation thereof is, in part, dependent upon the Franchisee's compliance with this Agreement and the Operations Manual. In addition to all other obligations contained in this Agreement and in the Operations Manual, the Franchisee covenants that:

          (a) The Franchisee shall maintain clean, efficient and high quality ROCKY MOUNTAIN CHOCOLATE FACTORY Business operations and shall operate the business in accordance with the Operations Manual and in such a manner as not to detract from or adversely reflect upon the name and reputation of the Franchisor and the goodwill associated with the ROCKY MOUNTAIN CHOCOLATE FACTORY name and Marks.

          (b) The Franchisee will conduct itself and operate its ROCKY MOUNTAIN CHOCOLATE FACTORY Business in compliance with all applicable laws, health department regulations and other ordinances and in such a manner so as to promote a good public image in the business community. In connection therewith, the Franchisee will be solely and fully responsible for obtaining any and all licenses to carry on the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. The Franchisee shall promptly forward to the Franchisor copies of all health department, fire department, building department and other similar reports of inspections as and when they become available.

          (c) The Franchisee acknowledges that proper management of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business is important and shall insure that the Franchisee or a designated General Manager who has completed the Franchisor's initial training program be responsible for the management of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business after commencement of Business operations and be present at the Franchised Location during operation of the Business.

          (d) The Franchisee shall offer only authorized products and services as are more fully described in the Operations Manual, which may include, without limitation, Candy, Store-Made Candy, Candy-Related Items, Items and other authorized confectionery food and beverage products. The Franchisee shall offer all types of products and services as from time to time may be prescribed by the Franchisor and shall refrain from offering any other types of products or services, or operating or engaging in any other type of business or profession, from or through the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, including, without limitation, filling "Wholesale Orders", defined below, any catering or off-premises sales, without the prior written consent of the Franchisor. "Wholesale Orders" are defined as those orders or sales where the principal purpose of the purchase is for resale, not consumption, or any sale other than those sold over the counter at a price other than that price charged to the general public; provided, however, that volume discounted sales made on the premises at the Franchised Location to a single purchaser, not for resale, and discounted sales made on the premises at the Franchised Location to charitable organizations for fund-raising purposes shall be permitted. Candy,

     Store-Made Candies, Candy-Related Items and Items shall never be sold in containers or bags other than those supplied by the Franchisor or other supplier approved by the Franchisor.

          (e) The Franchisee shall promptly pay when due all taxes and other obligations owed to third parties in the operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, including without limitation, unemployment and sales taxes, and any and all accounts or other indebtedness of every kind incurred by the Franchisee in the conduct of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. In the event of a bona fide dispute as to the liability for taxes assessed or other indebtedness, the Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall the Franchisee permit a tax sale or seizure by levy or execution or similar writ or warrant, or attachment by a creditor to occur against the premises of the Franchised Location, or any improvement thereon.

          (f) The Franchisee shall subscribe for and maintain not fewer than two separate telephone numbers for its ROCKY MOUNTAIN CHOCOLATE FACTORY Business at the Franchised Location, both of which shall be listed and identified exclusively with the ROCKY MOUNTAIN CHOCOLATE FACTORY Business in all official telephone directories and in all advertising in which such numbers appear and shall be separate and distinct from all other telephone numbers subscribed for by the Franchisee. One number shall be used exclusively for voice communication and the other shall be used exclusively for a facsimile machine.

          (g) The Franchisee shall comply with all agreements with third parties related to the ROCKY MOUNTAIN CHOCOLATE FACTORY Business including, in particular, all provisions of any premises lease.

          (h) The Franchisee and all employees of the Franchisee shall adhere to strict grooming and dress code guidelines while on duty at the Franchised Location. The Franchisee is required, at the Franchisee's expense, to purchase specified wearing apparel from suppliers approved by the Franchisor. All General Managers, employees of the Franchisee, the Franchisee and its owners shall wear the specified uniform at all times while working at the Franchised Location. The Franchisor has the right, in its sole and absolute discretion, to change or modify such dress code guidelines.

          (i) The Franchisee agrees to renovate, refurbish, remodel or replace, at its own expense, the real and personal property and equipment used in the operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, when reasonably required by the Franchisor in order to comply with the image, standards of operation and performance capability established by the Franchisor from time to time. If the Franchisor changes its image or standards of operation, it shall give the Franchisee a reasonable period of time within which to comply with such changes.

          (j) The Franchisee shall be responsible for training all of its employees who work in any capacity in the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. The Franchisee must conduct its employee training in the manner and according to the standards as prescribed in the Operations Manual. Any employee who does not satisfactorily complete the training shall not work in any capacity in the Franchisee's ROCKY MOUNTAIN CHOCOLATE FACTORY Business.

          (k) The Franchisee shall at all times during the term of this Agreement own and control the ROCKY MOUNTAIN CHOCOLATE FACTORY Business authorized hereunder. Upon request of the Franchisor, the Franchisee shall promptly provide satisfactory proof of such ownership to the Franchisor. The Franchisee represents that the Statement of Ownership, attached hereto as EXHIBIT III and by this reference incorporated herein, is true, complete, accurate and not misleading, and, in accordance with the information contained in the Statement of Ownership, the controlling ownership of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business is held by the Franchisee. The Franchisee shall promptly provide the Franchisor with a written notification if the information contained in the Statement of Ownership changes at any time during the term of this Agreement and shall comply with the applicable transfer provisions contained in Article 16 herein. In addition, if the Franchisee is an entity, all of the owners of the Franchisee shall sign the Personal Guaranty attached hereto as EXHIBIT II.

          (l) The Franchisee shall at all times during the term of this Agreement keep its ROCKY MOUNTAIN CHOCOLATE FACTORY Business open during the business hours as may be designated by the Franchisor from time to time in the Operations Manual.

          (m) Unless notified in writing otherwise by the Franchisor, all Candy and related products shall be sold and shipped to the Franchisee on a net 30-day basis, or according to the then current payment terms set by the Franchisor or its designated suppliers. The Franchisor reserves the right to charge interest at the rate of 1.5% per month if the Franchisee fails to pay for its orders on time and the Franchisor reserves the right to discontinue shipment of products to the Franchisee if the Franchisee is repeatedly delinquent in paying for its products, in the Franchisor's sole discretion. The Franchisee may be required to "prepay" factory orders, notwithstanding the payment policy set forth above, in the event of poor payment performance. The Franchisor reserves the right to change payment terms and policies at any time. The Franchisor also reserves the right to change the price for Candy and Items from time to time as may be set forth in the most recent price bulletin sent to all franchisees or the then current Operations Manual.


                                    11. ROYALTIES

     11.1. MONTHLY ROYALTY. The Franchisee agrees to pay to the Franchisor a monthly royalty ("Royalty") equal to 5% of the total amount of its Gross Retail Sales, defined in Section 11.2 below, generated from or through its ROCKY MOUNTAIN CHOCOLATE FACTORY Business.

     11.2. GROSS RETAIL SALES. "Gross Retail Sales" shall be defined as receipts and income of any kind from all products or services sold from or through the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, including any such sale of products or services made for cash or upon credit, or partly for cash and partly for credit, regardless of collection of charges for which credit is given, less returns for which refunds are made, provided that the refund shall not exceed the sales price and exclusive of discounts, sales taxes and other taxes, amounts received in settlement of a loss of merchandise, shipping expenses paid by the customer and discount sales to corporations or to charities for fund-raising purposes. "Gross Retail Sales" shall also include the fair market value of any services or products received by the Franchisee in barter or exchange for its services and products.

     11.3. ROYALTY PAYMENTS. The Franchisee agrees that Royalty payments shall be paid monthly and sent to the Franchisor, post-marked no later than the 15th of each month based on Gross Retail Sales for the immediately preceding month. Royalty payments shall be accompanied by monthly reports, as more fully described in Article 15 hereof, and standard transmittal forms containing information regarding the Franchisee's Gross Retail Sales and such additional information as may be requested by the Franchisor. The Franchisor reserves the right to require Royalty payments be made on a weekly or bi-weekly basis if the Franchisee does not timely or fully submit the required payments or reports.
The Franchisor shall have the right to verify such Royalty payments from time to time as it deems necessary, in any reasonable manner. In the event that the Franchisee fails to pay any Royalties within 14 days after they are due, the Franchisee shall, in addition to such Royalties, pay a late charge equivalent to 18% of the late Royalty payment; provided, however, in no event shall the Franchisee be required to pay a late payment at a rate greater than the maximum interest rate permitted by applicable law. If the Franchisee pays Royalties with a check returned for non-sufficient funds more than one time in any calendar year, in addition to all other remedies which may be available, the Franchisor shall have the right to require that Royalty payments be made by certified or cashier's checks.

                                   12. ADVERTISING

     12.1. APPROVAL OF ADVERTISING. The Franchisee shall obtain the Franchisor's prior written approval of all written advertising or other marketing or promotional programs regarding the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, including, without limitation, "Yellow Pages" advertising, newspaper ads, flyers, brochures, coupons, direct mail pieces, specialty and novelty items and radio and television advertising. The Franchisee shall also obtain the Franchisor's prior written approval of all promotional materials provided by vendors. The proposed written advertising or a description of the marketing or promotional program shall be submitted to the Franchisor at least 10 days prior to publication, broadcast or use. The Franchisee acknowledges that advertising and promoting the ROCKY MOUNTAIN CHOCOLATE FACTORY Business in accordance with the Franchisor's standards and specifications is an essential aspect of the Licensed Methods, and the Franchisee agrees to comply with all advertising standards and specifications. The Franchisee shall display all required promotional materials, signs, point of purchase displays and other marketing materials in its ROCKY MOUNTAIN CHOCOLATE FACTORY Business in the manner prescribed by the Franchisor. The Franchisee shall not, under any circumstances, use handwritten signs in the operation of its Business.

     12.2. LOCAL ADVERTISING. The Franchisor reserves the right to require the Franchisee to spend up to 1% of monthly Gross Retail Sales on local advertising to create public awareness of the Franchisee's ROCKY MOUNTAIN CHOCOLATE FACTORY Business. The Franchisee will submit to the Franchisor an accounting of the amounts spent on advertising within 30 days following the end of each calendar quarter. If the Franchisor requires its franchisees to advertise locally as described above, all Franchisor-owned Businesses will be required to spend money for local advertising on an equal percentage basis with all franchised Businesses. If the Franchisee's lease requires it to advertise locally, the Franchisor may, in its sole discretion, count such expenditures toward the Franchisee's local advertising expenditure required by this Section 12.2. The Franchisee shall obtain the Franchisor's prior written approval of all written advertising and promotional materials before publication.

     12.3. MARKETING AND PROMOTION FEE. The Franchisee shall pay to the Franchisor, in addition to Royalties, a fee of 1% of the total amount of the Franchisee's Gross Retail Sales ("Marketing and Promotion Fee"). The Marketing and Promotion Fee shall be in addition to and not in lieu of the Franchisee's expenditures for local advertising, as described in Section 12.2 above. The following terms and conditions will apply:

          (a) The Marketing and Promotion Fee shall be payable concurrently with the payment of the Royalties, mailed to the Franchisor, postmarked no later than the 15th day of each month, for all Marketing and Promotion Fees based on Gross Retail Sales for the immediately preceding month.

          (b) The Marketing and Promotion Fees will be subject to the same late charges as the Royalties, in an amount and manner set forth in Section 12.3 above.

          (c) Upon written request by the Franchisee, the Franchisor will make available to the Franchisee, no later than 120 days after the end of each fiscal year, an annual financial statement which indicates how the Marketing and Promotion Fees have been spent.

          (d) The Marketing and Promotion Fees, will be administered by the Franchisor, in its sole discretion, and may be used for production and placement of point of purchase advertising, in-store signage, in-store promotions, media advertising, direct mailings, brochures, collateral material advertising, surveys of advertising effectiveness, or other advertising or public relations expenditures relating to advertising the Franchisee's services and products.

          (e) The Franchisor may reimburse itself for independent audits, reasonable accounting, bookkeeping, reporting and legal expenses, taxes and other reasonable direct and indirect expenses as may be incurred by the Franchisor or its authorized representatives in connection with the programs funded by the Marketing and Promotion Fees. The Franchisor will not be liable for any act or omission with respect to such Marketing and Promotion Fees which is consistent with this Agreement and is done in good faith.

     12.4. REGIONAL ADVERTISING PROGRAMS. Although not obligated to do so, the Franchisor reserves the right to allocate all or a portion of the Marketing and Promotion Fees as may be collected in accordance with Section 12.3 above toward a regional advertising program for the benefit of ROCKY MOUNTAIN CHOCOLATE FACTORY franchisees located within a particular region. The Franchisor has the right, in its sole discretion, to determine the composition of all geographic territories and market areas for the implementation of such regional advertising and promotion campaigns and to require that the Franchisee participate in such regional advertising programs as and when they may be established by the Franchisor. If a regional advertising program is implemented on behalf of a particular region by the Franchisor, the Franchisor, to the extent reasonably calculable, will only use contributions from ROCKY MOUNTAIN CHOCOLATE FACTORY franchisees within such region for the particular regional advertising program. The Franchisor also reserves the right to establish an advertising cooperative for a particular region to enable the cooperative to self-administer the regional advertising program. If a regional advertising cooperative is established by the Franchisor, the Franchisee agrees that it will participate in the same.

     12.5. MARKETING SERVICES. The Franchisor may, in its sole discretion, offer marketing and merchandising services to the Franchisee at rates that are competitive with those charged by third parties offering similar services. The Franchisee may utilize such services, if they are offered, at the Franchisee's option. Services offered by the Franchisor may include marketing consulting, graphic design, copywriting, advertising, public relations and merchandising consulting in the Franchisor's sole discretion.


                                 13. QUALITY CONTROL

     13.1. COMPLIANCE WITH OPERATIONS MANUAL. The Franchisee agrees to maintain and operate the ROCKY MOUNTAIN CHOCOLATE FACTORY Business in compliance with this Agreement and the standards and specifications contained in the Operations Manual, as the same may be modified from time to time by the Franchisor.

     13.2. STANDARDS AND SPECIFICATIONS. The Franchisor will make available to the Franchisee standards and specifications for products and services offered at or through the ROCKY MOUNTAIN CHOCOLATE FACTORY Business and specifically, for the candy processing recipes, uniforms, materials, forms, menu boards, items and supplies used in connection with the Business. The Franchisor reserves the right to change standards and specifications for services and products offered at or through the ROCKY MOUNTAIN CHOCOLATE FACTORY Business and for the candy processing recipes, uniforms, materials, forms, items and supplies used in connection with the Business upon 30 days prior written notice to the Franchisee. The Franchisee shall strictly adhere to all of the Franchisor's current standards and specifications for the ROCKY MOUNTAIN CHOCOLATE FACTORY Business as prescribed from time to time.

     13.3. INSPECTIONS. The Franchisor shall have the right to examine the Franchised Location, including the inventory, products, equipment, materials or supplies, to ensure compliance with all standards and specifications set by the Franchisor. The Franchisor shall conduct such inspections during regular business hours and the Franchisee may be present at such inspections. The Franchisor, however, reserves the right to conduct the inspections without prior notice to the Franchisee.

     13.4. RESTRICTIONS ON SERVICES AND PRODUCTS. The Franchisee will be required to purchase any and all of its Candy, including cookie dough, for its ROCKY MOUNTAIN CHOCOLATE FACTORY Business from the Franchisor or its designee. Candy shall consist of any and all varieties from time to time made available to the Franchisor's franchisees by the Franchisor and its designated suppliers.
The parties hereby acknowledge the uniqueness and importance of Candy being prepared by the Franchisor or its designee in order to maintain the uniformity, quality and uniqueness of Candy, and therefore the Franchisor and its designees are hereby appointed the Franchisee's exclusive source of Candy. The Franchisee is prohibited from offering or selling any products or services not authorized by Franchisor, including, without limitation, operating a catering or wholesale business as part of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. However, if the Franchisee proposes to offer, conduct or utilize any products, services, materials, forms, items and supplies for use in connection with or sale through the ROCKY MOUNTAIN CHOCOLATE FACTORY Business which are not previously approved by the Franchisor as meeting its specifications, the Franchisee shall first notify the Franchisor in writing requesting approval. The Franchisor may, in its sole discretion, for any reason whatsoever, elect to withhold such approval; however, in order to make such determination, the Franchisor may require submission of specifications, information, or samples of such products, services, materials, forms, items or supplies. The Franchisor will advise the Franchisee within a reasonable time whether such products, services, materials, forms, items or supplies meet its specifications.

     13.5. APPROVED SUPPLIERS. The Franchisee shall purchase all products, services, supplies and materials required for the operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business licensed herein, from manufacturers, suppliers or distributors designated by the Franchisor or, if there is no designated supplier for a particular product, service, supply or material, from such other suppliers who meet all of the Franchisor's specifications and standards as to quality, composition, finish, appearance and service, and who shall adequately demonstrate their capacity and facilities to supply the Franchisee's needs in the quantities, at the times, and with the reliability requisite to an efficient operation.

     13.6. REQUEST TO CHANGE SUPPLIER. In the event the Franchisee desires to purchase products, services, supplies or materials from manufacturers, suppliers or distributors other than those previously approved by the Franchisor, the Franchisee shall, prior to purchasing any such products, services, supplies or materials, give the Franchisor a written request by certified mail, return receipt requested, to change supplier. In the event the Franchisor rejects the Franchisee's requested new manufacturer, supplier or distributor, the Franchisor must, within 60 days of the receipt of the Franchisee's request to change supplier notify the Franchisee in writing of its rejection. Failure to notify the Franchisee within such time period shall constitute a waiver of any and all objections by the Franchisor to the new manufacturer, supplier or distributor submitted by the Franchisee. The Franchisor may continue from time to time to inspect any manufacturer's, suppliers, or distributor's facilities and products to assure proper production, processing, storing and transportation of products, services, supplies or materials to be purchased from the manufacturer, supplier or distributor by the Franchisee. Permission for such inspection shall be a condition of the continued approval of such manufacturer, supplier or distributor.

     13.7. APPROVAL OF INTENDED SUPPLIER. The Franchisor may at its sole discretion, for any reason whatsoever, elect to withhold approval of the manufacturer, supplier or distributor; however, in order to make such determination, the Franchisor may require that samples from a proposed new supplier be delivered to the Franchisor for testing prior to approval and use. A charge not to exceed the actual cost of the test may be made by the Franchisor and shall be paid by the Franchisee.


                14. TRADEMARKS, TRADE NAMES AND PROPRIETARY INTERESTS

     14.1. MARKS. The Franchisee hereby acknowledges that the Franchisor has the sole right to license and control the Franchisee's use of the ROCKY MOUNTAIN CHOCOLATE FACTORY service mark and other of the Marks, and that such Marks shall remain under the sole and exclusive ownership and control of the Franchisor.
The Franchisee acknowledges that it has not acquired any right, title or interest in such Marks except for the right to use such Marks in the operation of its ROCKY MOUNTAIN CHOCOLATE FACTORY Business as it is governed by this Agreement.

     14.2. NO USE OF OTHER MARKS. The Franchisee further agrees that no service mark other than "ROCKY MOUNTAIN CHOCOLATE FACTORY" or such other Marks as may be specified by the Franchisor shall be used in the marketing, promotion or operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business.

     14.3. LICENSED METHODS. The Franchisee hereby acknowledges that the Franchisor owns and controls the distinctive plan for the establishment, operation and promotion of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business and all related licensed methods of doing business, previously defined as the "Licensed Methods", which include, but are not limited to, gourmet chocolate specialty recipes and cooking methods, confectionery ordering, processing, manufacturing, stocking and inventory control, technical equipment standards, order fulfillment methods and customer relations, marketing techniques, written promotional materials, advertising, and accounting systems, all of which constitute trade secrets of the Franchisor, and the Franchisee acknowledges that the Franchisor has valuable rights in and to such trade secrets. The Franchisee further acknowledges that it has not acquired any right, title or interest in the Licensed Methods except for the right to use the Licensed Methods in the operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business as it is governed by this Agreement.

     14.4. EFFECT OF TERMINATION. In the event this Agreement is terminated for any reason, the Franchisee shall immediately cease using any of the Licensed Methods and Marks, trade names, trade dress, trade secrets, copyrights or any other symbols used to identify the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, and all rights the Franchisee had to the same shall automatically terminate.
The Franchisee agrees to execute any documents of assignment as may be necessary to transfer any rights the Franchisee may possess in and to the Marks.

     14.5. MARK INFRINGEMENT. The Franchisee agrees to notify the Franchisor in writing of any possible infringement or illegal use by others of a trademark the same as or confusingly similar to the Marks which may come to its attention. The Franchisee acknowledges that the Franchisor shall have the right, in its sole discretion, to determine whether any action will be taken on account of any possible infringement or illegal use. The Franchisor may commence or prosecute such action in the Franchisor's own name and may join the Franchisee as a party thereto if the Franchisor determines it to be reasonably necessary for the continued protection and quality control of the Marks and Licensed Methods. The Franchisor shall bear the reasonable cost of any such action, including attorneys' fees. The Franchisee agrees to fully cooperate with the Franchisor in any such litigation.

     14.6. FRANCHISEE'S BUSINESS NAME. The Franchisee acknowledges that the Franchisor has a prior and superior claim to the ROCKY MOUNTAIN CHOCOLATE FACTORY trade name. The Franchisee shall not use the words "ROCKY MOUNTAIN CHOCOLATE FACTORY" in the legal name of its corporation, partnership or any other business entity used in conducting the business provided for in this Agreement. The Franchisee also agrees not to register or attempt to register a trade name using the word "ROCKY MOUNTAIN CHOCOLATE FACTORY" in the Franchisee's name or that of any other person or business entity, without prior written consent of the Franchisor. When this Agreement is terminated, the Franchisee shall execute any assignment or other document the Franchisor requires to transfer to itself any rights the Franchisee may possess in a trade name utilizing the word ROCKY MOUNTAIN CHOCOLATE FACTORY or any other Mark owned by the Franchisor. The Franchisee further agrees that it will not identify itself as being "Rocky Mountain Chocolate Factory, Inc." or as being associated with the Franchisor in any manner other than as a franchisee or licensee. The Franchisee further agrees that in all advertising and promotion and promotional materials it will display its business name only in obvious conjunction with the phrase "ROCKY MOUNTAIN CHOCOLATE FACTORY Licensee" or "ROCKY MOUNTAIN CHOCOLATE FACTORY Franchisee" or with such other words and in such other phrases as may from time to time be prescribed in the Operations Manual, in the Franchisor's sole discretion.

     14.7. CHANGE OF MARKS. In the event that the Franchisor, in its sole discretion, shall determine it necessary to modify or discontinue use of any proprietary Marks, or to develop additional or substitute marks, the Franchisee shall, within a reasonable time after receipt of written notice of such a modification or discontinuation from the Franchisor, take such action, at the Franchisee's sole expense, as may be necessary to comply with such modification, discontinuation, addition or substitution.

                    15.  REPORTS, RECORDS AND FINANCIAL STATEMENTS

     15.1. FRANCHISEE REPORTS. The Franchisee shall establish and maintain at its own expense a bookkeeping and accounting system which conforms to the specifications which the Franchisor may prescribe from time to time, including the Franchisor's current "Standard Code of Accounts" as described in the Operations Manual. The Franchisee shall supply to the Franchisor such reports in a manner and form as the Franchisor may from time to time reasonably require, including:

          (a) Monthly summary reports, in a form as may be prescribed by the Franchisor, mailed to the Franchisor postmarked no later than the 15th day of the month and containing information relative to the previous month's operations; and

          (b) Quarterly financial statements, prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), and consisting of a profit and loss statement and balance sheet for the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, mailed to the Franchisor postmarked no later than the 15th day following the end of the calendar quarter, based on operating results of the prior quarter, which shall be submitted in a form approved by the Franchisor and shall be certified by the Franchisee to be correct.

     The Franchisor reserves the right to disclose data derived from such reports, without identifying the Franchisee, except to the extent identification of the Franchisee is required by law.

     15.2. ANNUAL FINANCIAL STATEMENTS. The Franchisee shall, within 90 days after the end of its fiscal year, provide to the Franchisor annual unaudited financial statements, compiled or reviewed by an independent certified public accountant acceptable to and approved by the Franchisor and prepared in accordance with GAAP, and state and federal income tax returns prepared by a certified public accountant. If these financial statements or tax returns show an underpayment of any amounts owed to the Franchisor, these amounts shall be paid to the Franchisor concurrently with the submission of the statements or returns.

     15.3. VERIFICATION. Each report and financial statement to be submitted to the Franchisor hereunder shall be signed and verified by the Franchisee.

     15.4. BOOKS AND RECORDS. The Franchisee shall maintain all books and records for its ROCKY MOUNTAIN CHOCOLATE FACTORY Business in accordance with generally accepted accounting principles, consistently applied, and preserve these records for at least five years after the fiscal year to which they relate.

     15.5. AUDIT OF BOOKS AND RECORDS. The Franchisee shall permit the Franchisor to inspect and audit the books and records of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business at any reasonable time, at the Franchisor's expense. If any audit discloses a deficiency in amounts for payments owed to the Franchisor pursuant to this Agreement, then such amounts shall become immediately payable to the Franchisor by the Franchisee, with interest from the date such payments were due at the lesser of 1 1/2% per month or the maximum rate allowed by law. In addition, if it is found by such audit that the Gross Retail Sales of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business have been understated by five percent (5%) or more during the period audited, the Franchisee shall pay all reasonable costs and expenses the Franchisor incurred in connection with such audit.

     15.6. FAILURE TO COMPLY WITH REPORTING REQUIREMENTS. If the Franchisee fails to prepare and submit any statement or report as required under this
Article 15, then the Franchisor shall have the right to treat the Franchisee's failure as good cause for termination of this Agreement. In addition to all other remedies available to the Franchisor, in the event that the Franchisee fails to prepare and submit any statement or report required under this Article 15 for two consecutive reporting periods, the Franchisor shall be entitled to make an audit, at the expense of the Franchisee, of the Franchisee's books, records and accounts, including the Franchisee's bank accounts, which in any way pertain to the Gross Retail Sales of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. The statements or reports not previously submitted shall be prepared by or under the direction and supervision of an independent certified public accountant selected by the Franchisor.

     15.7. SHOPPING SERVICE. The Franchisor reserves the right to use third party shopping services from time to time to evaluate the conduct of the Franchisee's ROCKY MOUNTAIN CHOCOLATE FACTORY Business, including such things as customer service, cleanliness, merchandising and proper use of registers. The Franchisor may use such shopping services to inspect the Franchisee's ROCKY MOUNTAIN CHOCOLATE FACTORY Business at any time at the Franchisor's expense, without prior notification to the Franchisee. The Franchisor may make the results of any such service evaluation available to the Franchisee, in the Franchisor's sole discretion.


                                   16.  ASSIGNMENT

     16.1. ASSIGNMENT BY FRANCHISEE. The franchise granted herein is personal to the Franchisee and, except as stated below, the Franchisor shall not allow or permit any transfer, assignment, subfranchise or conveyance of this Agreement or any interest hereunder.

     16.2. PRE-CONDITIONS TO FRANCHISEE'S ASSIGNMENT. The Franchisee shall not sell, transfer or assign its rights under this Agreement or any interest in it, or any part or portion of any business entity that owns it or all or a substantial portion of the assets of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, unless the Franchisee obtains the Franchisor's written consent and complies with the following requirements:

          (a) Payment of all amounts due and owing pursuant to this Agreement by the Franchisee to the Franchisor or its affiliates or to third parties whose debts or obligations the Franchisor has guaranteed on behalf of the Franchisee, if any;

          (b) Agreement by the proposed transferee to satisfactorily complete the initial training program described in this Agreement, which training may be completed by the transferee either prior to or immediately after assignment of this Agreement;

          (c) Execution of a Franchise Agreement in a form then currently offered by the Franchisor, which shall supersede this Agreement in all respects. If a new Franchise Agreement is signed, the terms thereof may differ from the terms of this Agreement; provided, however, the transferee will not be required to pay any additional initial franchise fee;

          (d) Provision by the Franchisee of written notice to the Franchisor 30 days' prior to the proposed effective date of the transfer, such notice to contain information reasonably detailed to enable the Franchisor to evaluate the terms and conditions of the proposed transfer;

          (e) The proposed transferee shall have provided information to the Franchisor sufficient for the Franchisor to assess the proposed transferee's business experience, aptitude and financial qualification, and the Franchisor shall have ascertained that the proposed transferee meets such qualifications;

          (f) Execution by Franchisee of a general release, in a form satisfactory to the Franchisor, of any and all claims against the Franchisor, its affiliates and their respective officers, directors, employees and agents;

          (g)  Payment by the Franchisee or the proposed transferee of $2,500;
     and

          (h) Agreement by the Franchisee to abide by the post-termination covenant not to compete set forth in Section 19.2 below.

     16.3. FRANCHISOR'S APPROVAL OF TRANSFER. The Franchisor has 30 days from the date of the written notice to approve or disapprove in writing, of the Franchisee's proposed assignment. The Franchisee acknowledges that the proposed transferee shall be evaluated for approval by the Franchisor based on the same criteria as is currently being used to assess new franchisees of the Franchisor and that such proposed transferee shall be provided, if appropriate, with such disclosures as may be required by state or federal law. If the Franchisee and its proposed transferee comply with all conditions for assignment set forth herein and the Franchisor has not given the Franchisee notice of its approval or disapproval within such period, approval is deemed granted.

     16.4. RIGHT OF FIRST REFUSAL. In the event the Franchisee wishes to sell, transfer or assign its rights under this Agreement or any interest in it, or any part or portion of any business entity that owns it, or all or a substantial portion of the assets of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, the Franchisee agrees to grant to the Franchisor a 30 day right of first refusal to purchase such rights, interest or assets on the same terms and conditions as are contained in the written offer to purchase submitted to the Franchisee by the proposed purchaser; provided, however, the following additional terms and conditions shall apply:

          (a) The Franchisee shall notify the Franchisor of such offer by sending a written notice to the Franchisor (which notice may be the same notice as required by Section 16.2(d) above), enclosing a copy of the written offer from the proposed purchaser;

          (b) The 30 day right of first refusal period will run concurrently with the period in which the Franchisor has to approve or disapprove the proposed transferee;

          (c) Such right of first refusal is effective for each proposed transfer and any material change in the terms or conditions of the proposed transfer shall be deemed a separate offer on which a new 30 day right of first refusal shall be given to the Franchisor;

          (d) If the consideration or manner of payment offered by a third party is such that the Franchisor may not reasonably be required to furnish the same, then the Franchisor may purchase the interest which is proposed to be sold for the reasonable cash equivalent. If the parties cannot agree within a reasonable time on the cash consideration, an independent appraiser shall be designated by the Franchisor, whose determination will be binding upon the parties. All expenses of the appraiser shall be paid for equally between the Franchisor and the Franchisee; and

          (e) If the Franchisor chooses not to exercise its right of first refusal, the Franchisee shall be free to complete the sale, transfer or assignment, subject to compliance with Sections 16.2 and 16.3 above. Absence of a reply to the Franchisee's notice of a proposed sale within the 30 day period is deemed a waiver of such right of first refusal.

     16.5. TYPES OF TRANSFERS. The Franchisee acknowledges that the Franchisor's right to approve or disapprove of a proposed sale or transfer, and all other requirements and rights related to such proposed sale or transfer, as provided for above, shall apply (1) if the Franchisee is a partnership or other business association, to the addition or deletion of a partner or members of the association or the transfer of any partnership or membership among existing partners or members; (2) if the Franchisee is a corporation, to any proposed transfer or assignment of 25% or more of the stock of the corporate Franchisee, whether such transfer occurs in a single transaction or several transactions; and (3) if the Franchisee is an individual, to the transfer from such individual or individuals to a corporation controlled by them, in which case the Franchisor's approval will be conditioned upon: (i) the continuing personal guarantee of the individual (or individuals) for the performance of obligations under this Agreement; (ii) the issuance and/or transfer of shares which would affect a change in ownership of 25% or more of the stock in the corporation being conditioned on the Franchisor's prior written approval; (iii) a limitation on the corporation's business activity to that of operating the ROCKY MOUNTAIN CHOCOLATE FACTORY Business and related activities; and (iv) other reasonable conditions. With respect to a proposed transfer as described in subsection (1) and (3) of this Section, the Franchisor's right of first refusal to purchase, as set forth above, shall not apply and the Franchisor will waive any transfer fee chargeable to the Franchisee for a transfer under these circumstances.

     16.6. ASSIGNMENT BY THE FRANCHISOR. This Agreement is fully assignable by the Franchisor and shall inure to the benefit of any assignee or other legal successor in interest, and the Franchisor shall in such event be fully released from the same.

     16.7. FRANCHISEE'S DEATH OR DISABILITY. Upon the death or permanent disability of the Franchisee (or the Franchisee's individual controlling the Franchisee entity), the executor, administrator, conservator, guardian or other personal representative of such person shall transfer the Franchisee's interest in this Agreement or such interest in the Franchisee entity to an approved third party. Such disposition of this Agreement or such interest (including, without limitation, transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed 120 days from the date of death or permanent disability, and shall be subject to all terms and conditions applicable to transfers contained in this Article 16. Provided, however, that for purposes of this Section 16.7, there shall be no fee charged by the Franchisor for the initial training program offered to the transferee. Failure to transfer the interest in this Agreement or such interest in the Franchisee entity within said period of time shall constitute a breach of this Agreement. For the purposes hereof, the term "permanent disability" shall mean a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent the Franchisee or the owner of a controlling interest in the Franchisee entity from supervising the management and operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business for a period of 120 days from the onset of such disability, impairment or condition.

                               17.  TERM AND EXPIRATION

     17.1. TERM. The term of this Agreement is for a period of five years from the date of this Agreement, unless sooner terminated as provided herein.

     17.2. RIGHTS UPON EXPIRATION. At the end of the initial term hereof the Franchisee shall have the option to renew its franchise rights for two additional five year terms, by acquiring successor franchise rights, if the Franchisor does not exercise its right not to offer a successor franchise in accordance with Section 17.4 below and if the Franchisee:

          (a) At least 30 days prior to expiration of the term, executes the form of Franchise Agreement then in use by the Franchisor;

          (b) Has complied with all provisions of this Agreement during the current term, including the payment on a timely basis of all Royalties and other fees due hereunder. "Compliance" shall mean, at a minimum, that the Franchisee has not received any written notification from the Franchisor of breach hereunder more than four times during the term hereof;

          (c) Upgrades and/or remodels the ROCKY MOUNTAIN CHOCOLATE FACTORY Business and its operations at the Franchisee's sole expense (the necessity of which shall be in the sole discretion of the Franchisor) to conform with the then current Operations Manual;

          (d) Executes a general release, in a form satisfactory to the Franchisor, of any and all claims against the Franchisor and its affiliates, and their respective officers, directors, employees and agents arising out of or relating to this Agreement; and

          (e)  Pays a success or franchise fee of $100.

     17.3. EXERCISE OF OPTION FOR SUCCESSOR FRANCHISE. The Franchisee may exercise its option for a successor franchise by giving written notice of such exercise to the Franchisor not less than 210 days prior to the scheduled expiration of this Agreement. The Franchisee's successor franchise rights shall become effective by signing the Franchise Agreement then currently being offered to new franchisees of the Franchisor.

     17.4. CONDITIONS OF REFUSAL. The Franchisor shall not be obligated to offer the Franchisee a successor franchise upon the expiration of this Agreement if the Franchisee fails to comply with any of the above conditions of renewal. In such event, except for failure to execute the then current Franchise Agreement or pay the successor franchise fee, the Franchisor shall give notice of expiration at least 180 days prior to the expiration of the term, and such notice shall set forth the reasons for such refusal to offer successor franchise rights. Upon the expiration of this Agreement, the Franchisee shall comply with the provisions of Section 18.2 below.


                             18.  DEFAULT AND TERMINATION

     18.1. TERMINATION BY FRANCHISOR - EFFECTIVE UPON NOTICE. The Franchisor shall have the right, at its option, to terminate this Agreement and all rights granted the Franchisee hereunder, without affording the Franchisee any opportunity to cure any default (subject to any state laws to the contrary, where state law shall prevail), effective upon receipt of notice by the Franchisee, addressed as provided in Section 22.12, upon the occurrence of any of the following events:

          (a) ABANDONMENT. If the Franchisee ceases to operate the ROCKY MOUNTAIN CHOCOLATE FACTORY Business or otherwise abandons the ROCKY MOUNTAIN CHOCOLATE FACTORY Business for a period of five consecutive days, or any shorter period that indicates an intent by the Franchisee to discontinue operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, unless and only to the extent that full operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business is suspended or terminated due to fire, flood, earthquake or other similar causes beyond the Franchisee's control and not related to the availability of funds to the Franchisee;

          (b) INSOLVENCY; ASSIGNMENTS. If the Franchisee becomes insolvent or is adjudicated a bankrupt; or any action is taken by the Franchisee, or by others against the Franchisee under any insolvency, bankruptcy or reorganization act, (this provision may not be enforceable under federal bankruptcy law, 11 U.S.C. Sections 101 ET SEQ.), or if the Franchisee makes an assignment for the benefit of creditors, or a receiver is appointed by the Franchisee;

          (c) UNSATISFIED JUDGMENTS; LEVY; FORECLOSURE. If any material judgment (or several judgments which in the aggregate are material) is obtained against the Franchisee and remains unsatisfied or of record for 30 days or longer (unless a supersedeas or other appeal bond has been filed); or if execution is levied against the Franchisee's business or any of the property used in the operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business and is not discharged within five days; or if the real or personal property of the Franchisee's business shall be sold after levy thereupon by any sheriff, marshall or constable;

          (d) CRIMINAL CONVICTION. If the Franchisee is convicted of a felony, a crime involving moral turpitude, or any crime or offense that is reasonably likely, in the sole opinion of the Franchisor, to materially and unfavorably affect the Licensed Methods, Marks, goodwill or reputation thereof,

          (e) FAILURE TO MAKE PAYMENTS. If the Franchisee fails to pay any amounts due the Franchisor or affiliates, including any amounts which may be due as a result of any subleases or lease assignments between the Franchisee and the Franchisor, within 10 days after receiving notice that such fees or amounts are overdue;

          (f) MISUSE OF MARKS. If the Franchisee misuses or fails to follow the Franchisor's directions and guidelines concerning use of the Franchisor's Marks and fails to correct the misuse or failure within ten days after notification from the Franchisor;

          (g) UNAUTHORIZED DISCLOSURE. If the Franchisee intentionally or negligently discloses to any unauthorized person the contents of or any part of the Franchisor's Operations Manual or any other trade secrets or confidential information of the Franchisor;

          (h) REPEATED NONCOMPLIANCE. If the Franchisee has received two previous notices of default from the Franchisor and is again in default of this Agreement within a 12 month period, regardless of whether the previous defaults were cured by the Franchisee; or

          (i) UNAUTHORIZED TRANSFER. If the Franchisee sells, transfers or otherwise assigns the Franchise, an interest in the Franchise or the Franchisee entity, this Agreement, the ROCKY MOUNTAIN CHOCOLATE FACTORY Business or a substantial portion of the assets of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business owned by the Franchisee without complying with the provisions of Article 16 above.

     18.2. TERMINATION BY FRANCHISOR - THIRTY DAYS NOTICE. The Franchisor shall have the right to terminate this Agreement (subject to any state laws to the contrary, where state law shall prevail), effective upon 30 days written notice to the Franchisee, if the Franchisee breaches any other provision of this Agreement and fails to cure the default during such 30 day period. In that event, this Agreement will terminate without further notice to the Franchisee, effective upon expiration of the 30 day period. Defaults shall include, but not be limited to, the following:

          (a) FAILURE TO MAINTAIN STANDARDS. The Franchisee fails to maintain the then current operating procedures and adhere to the specifications and standards established by the Franchisor as set forth herein or in the Operations Manual or otherwise communicated to the Franchisee;

          (b) DECEPTIVE PRACTICES. The Franchisee engages in any unauthorized business or practice or sells any unauthorized product or service under the Franchisor's Marks or under a name or mark which is confusingly similar to the Franchisor's Marks;

          (c) FAILURE TO OBTAIN CONSENT. The Franchisee fails, refuses or neglects to obtain the Franchisor's prior written approval or consent as required by this Agreement;

          (d) FAILURE TO COMPLY WITH MANUAL. The Franchisee fails or refuses to comply with the then-current requirements of the Operations Manual; or

          (e) BREACH OF RELATED AGREEMENT. The Franchisee defaults under any term of the sublease or lease assignment for the Franchised Location, any other agreement material to the ROCKY MOUNTAIN CHOCOLATE FACTORY Business or any other Franchise Agreement between the Franchisor and the Franchisee and such default is not cured within the time specified in such sublease, other agreement or other Franchise Agreement.

Notwithstanding the foregoing, if the breach is curable, but is of a nature which cannot be reasonably cured within such 30 day period and the Franchisee has commenced and is continuing to make good faith efforts to cure the breach during such 30 day period, the Franchisee shall be given an additional reasonable period of time to cure the same, and this Agreement shall not automatically terminate without written notice from the Franchisor.

     18.3.  FRANCHISOR'S REMEDIES.

          (a) FAILURE TO PAY. In addition to all other remedies that may be exercised by the Franchisor upon a default by the Franchisee under the terms of this Agreement, the Franchisor reserves the right to collect amounts due from the Franchisee to any third party and to pay the third party directly. If the Franchisor collects any such amounts, the Franchisor may, in its sole discretion, charge the Franchisee an administrative fee to reimburse the Franchisor for its costs of collecting and paying such amounts. Any administrative fee charged would not exceed 15% of the total amount of money collected.

          (b) FAILURE TO MAINTAIN STANDARDS. In addition to all other remedies that may be exercised by the Franchisor upon a default by the Franchisee under the terms of this Agreement, the Franchisor may collect a fee of $500 per day for every day following the

     30 day cure period in which the Franchisee continues to breach this Agreement by failing to maintain and adhere to the Franchisor's standards and specifications for the operation of the Franchisee's Business.

     18.4. RIGHT TO PURCHASE. Upon termination or expiration of this Agreement for any reason, the Franchisor shall have the option to purchase the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, which may include, at the Franchisor's option, all of the Franchisee's interest, if any, in and to the real estate upon which the ROCKY MOUNTAIN CHOCOLATE FACTORY Business is located, and all buildings and other improvements thereon, including leasehold interests, at fair market value, less any amount apportioned to the goodwill of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business which is attributable to the Franchisor's Marks and Licensed Methods, and less any amounts owed to the Franchisor by the Franchisee. The following additional terms shall apply to the Franchisor's exercise of this option:

          (a) The Franchisor's option hereunder shall be exercisable by providing the Franchisee with written notice of its intention to exercise the option given to the Franchisee no later than the effective date of termination, in the case of termination, or at least 90 days prior to the expiration of the term of the franchise, in the case of non-renewal.

          (b) In the event that the Franchisor and the Franchisee cannot agree to a fair market value of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, then the fair market value shall be determined by an independent third party appraisal. The Franchisor and the Franchisee shall each select one independent, qualified appraiser, and the two so selected shall select a third appraiser, all three to determine the fair market value of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. The purchase price shall be the median of the fair market values as determined by the three appraisers.

          (c) The Franchisor and the Franchisee agree that the terms and conditions of this right and option to purchase may be recorded, if deemed appropriate by the Franchisor, in the real property records and the Franchisor and the Franchisee further agree to execute such additional documentation as may be necessary and appropriate to effectuate such recording.

          (d) The closing for the purchase of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business will take place no later than 60 days after the termination or nonrenewal date. The Franchisor will pay the purchase price in full at the closing, or, at its option, in five equal consecutive monthly installments with interest at a rate of ten percent per annum. The Franchisee must sign all documents of assignment and transfer as are reasonably necessary for purchase of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business by the Franchisor.

In the event that the Franchisor does not exercise the Franchisor's right to repurchase the Franchisee's ROCKY MOUNTAIN CHOCOLATE FACTORY Business as set forth above, the Franchisee will be free to keep or to sell, after such termination or expiration, to any third party, all of the physical assets of its ROCKY MOUNTAIN CHOCOLATE FACTORY Business; provided, however, that all appearances of the Marks are first removed in a manner approved in writing by the Franchisor. The Franchisor will only be obligated to purchase any assets of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business in the event and to the extent it is required by applicable state or federal law.

     18.5. OBLIGATIONS OF FRANCHISEE UPON TERMINATION OR EXPIRATION. The Franchisee is obligated upon termination or expiration of this Agreement to immediately:

          (a) Pay to the Franchisor all Royalties, other fees, and any and all amounts or accounts payable then owed the Franchisor or its affiliates pursuant to this Agreement, or pursuant to any other agreement, whether written or oral, including subleases and lease assignments, between the parties;

          (b) Cease to identify itself as a ROCKY MOUNTAIN CHOCOLATE FACTORY Franchisee or publicly identify itself as a former Franchisee or use any of the Franchisor's trade secrets, signs, symbols, devices, trade names, trademarks, or other materials.

          (c) Immediately cease to identify the Franchised Location as being, or having been, associated with the Franchisor, and immediately cease using any proprietary mark of the Franchisor or any mark in any way associated with the ROCKY MOUNTAIN CHOCOLATE FACTORY Marks and Licensed Methods;

          (d) Deliver to the Franchisor all Candy inventory which bears the ROCKY MOUNTAIN CHOCOLATE FACTORY logo, signs, sign-faces, advertising materials, forms and other materials bearing any of the Marks or otherwise identified with the Franchisor and obtained by and in connection with this Agreement;

          (e) Immediately deliver to the Franchisor the Operations Manual and all other information, documents and copies thereof which are proprietary to the Franchisor;

          (f) Promptly take such action as may be required to cancel all fictitious or assumed names or equivalent registrations relating to its use of any Marks which are under the exclusive control of the Franchisor or, at the option of the Franchisor, assign the same to the Franchisor;

          (g) Notify the telephone company and all telephone directory publishers of the termination or expiration of the Franchisee's right to use any telephone number and any regular, classified or other telephone directory listings associated with any Mark and to authorize transfer thereof to the Franchisor or its designee. The Franchisee acknowledges that, as between the Franchisee and the Franchisor, the Franchisor has the sole rights to and interest in all telephone, telecopy or facsimile machine numbers and directory listings associated with any Mark. The Franchisee authorizes the Franchisor, and hereby appoints the Franchisor and any of its officers as the Franchisee's attorney-in-fact, to direct the telephone company and all telephone directory publishers to transfer any telephone, telecopy or facsimile machine numbers and directory listings relating to the ROCKY MOUNTAIN CHOCOLATE FACTORY Business to the Franchisor or its designee, should the Franchisee fail or refuse to do so, and the telephone company and all telephone directory publishers may accept such direction or this Agreement as conclusive of the Franchisor's exclusive rights in such telephone numbers and directory listings and the Franchisor's authority to direct their transfer; and

          (h) Abide by all restrictive covenants set forth in Article 20 of this Agreement.

     18.6. STATE AND FEDERAL LAW. THE PARTIES ACKNOWLEDGE THAT IN THE EVENT THAT THE TERMS OF THIS AGREEMENT REGARDING TERMINATION OR
EXPIRATION ARE INCONSISTENT WITH APPLICABLE STATE OR FEDERAL LAW,
SUCH LAW SHALL GOVERN THE FRANCHISEE'S RIGHTS REGARDING TERMINATION OR EXPIRATION OF THIS AGREEMENT.


                              19.  BUSINESS RELATIONSHIP

     19.1. INDEPENDENT BUSINESSPERSONS. The parties agree that each of them are independent businesspersons, their only relationship is by virtue of this Agreement and that no fiduciary relationship is created hereunder. Neither party is liable or responsible for the other's debts or obligations, nor shall either party be obligated for any damages to any person or property directly or indirectly arising out of the operation of the other party's business authorized by or conducted pursuant to this Agreement. The Franchisor and the Franchisee agree that neither of them will hold themselves out to be the agent, employer or partner of the other and that neither of them has the authority to bind or incur liability on behalf of the other.

     19.2. PAYMENT OF THIRD PARTY OBLIGATIONS. The Franchisor shall have no liability for the Franchisee's obligations to pay any third parties, including without limitation, any product vendors, or any sales, use, service, occupation, excise, gross receipts, income, property or other tax levied upon the Franchisee, the Franchisee's property, the ROCKY MOUNTAIN CHOCOLATE FACTORY Business or upon the Franchisor in connection with the sales made or business conducted by the Franchisee (except any taxes the Franchisor is required by law to collect from the Franchisee with respect to purchases from the Franchisor).

     19.3. INDEMNIFICATION. The Franchisee agrees to indemnify, defend and hold harmless the Franchisor, its subsidiaries and affiliates, and their respective shareholders, directors, officers, employees, agents, successors and assignees, (the "Indemnified Parties") against, and to reimburse them for all claims, obligations and damages described in this Section 19.3, any and all third party obligations described in Section 19.2 and any and all claims and liabilities directly or indirectly arising out of the operation of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business or arising out of the use of the Marks and Licensed Methods in any manner not in accordance with this Agreement. For purposes of this indemnification, claims shall mean and include all obligations, actual and consequential damages and costs reasonably incurred in the defense of any claim against the Indemnified Parties, including, without limitation, reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses. The Franchisor shall have the right to defend any such claim against it. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.


                              20. RESTRICTIVE COVENANTS

     20.1. NON-COMPETITION DURING TERM. The Franchisee acknowledges that, in addition to the license of the Marks hereunder, the Franchisor has also licensed commercially valuable information which comprises and is a part of the Licensed Methods, including without limitation, recipes, operations, marketing, advertising and related information and materials and that the value of this information derives not only from the time, effort and money which went into its compilation, but from the usage of the same by all the franchisees of the Franchisor using the Marks and Licensed Methods. The Franchisee therefore agrees that other than the ROCKY MOUNTAIN CHOCOLATE FACTORY Business licensed herein, neither the Franchisee nor any of the Franchisee's officers, directors, shareholders or partners, nor any member of his or their immediate families, shall during the term of this Agreement:

          (a) have any direct or indirect controlling interest as a disclosed or beneficial owner in a "Competitive Business" as defined below;

          (b) perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business; or

          (c) divert or attempt to divert any business related to, or any customer or account of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business, the Franchisor's business or any other ROCKY MOUNTAIN CHOCOLATE FACTORY franchisee's business, by direct inducement or otherwise, or divert or attempt to divert the employment of any employee of the Franchisor or another franchisee licensed by the Franchisor to use the Marks and Licensed Methods, to any Competitive Business by any direct inducement or otherwise.

     The term "Competitive Business" as used in this Agreement shall mean any business operating, or granting franchises or licenses to others to operate, a retail, wholesale, distribution or manufacturing business deriving more than 5% of its gross receipts from the sale, processing or manufacturing of Candy, Items or other products which are offered in ROCKY MOUNTAIN CHOCOLATE FACTORY Businesses and which constitutes 5% or more of the Gross Retail Sales of any ROCKY MOUNTAIN CHOCOLATE FACTORY Business; provided, however, the Franchisee shall not be prohibited from owning securities in a Competitive Business if such securities are listed on a stock exchange or traded on the over-the-counter market and represent 5% or less of that class of securities issued and outstanding.

     20.2. POST-TERMINATION COVENANT NOT TO COMPETE. Upon termination or expiration of this Agreement for any reason, the Franchisee and its officers, directors, shareholders, and/or partners agree that, for a period of two years commencing on the effective date of termination or expiration, or the date on which the Franchisee ceases to conduct business, whichever is later, neither Franchisee nor its officers, directors, shareholders, and/or partners shall have any direct or indirect interest (through a member of any immediate family of the Franchisee or its Owners or otherwise) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent or in any other capacity in any Competitive Business, defined in Section 20.1 above, located or operating within a 10 mile radius of the Franchised Location or within ten miles of any other franchised or company-owned ROCKY MOUNTAIN CHOCOLATE FACTORY Business. The restrictions of this Section shall not be applicable to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent 5% or less of the number of shares of that class of securities issued and outstanding. The Franchisee and its officers, directors, shareholders, and/or partners expressly acknowledge that they possess skills and abilities of a general nature and have other opportunities for exploiting such skills. Consequently, enforcement of the covenants made in this Section will not deprive them of their personal goodwill or ability to earn a living.

     20.3. CONFIDENTIALITY OF PROPRIETARY INFORMATION. The Franchisee shall treat all information it receives which comprises or is a part of the Licensed Methods licensed hereunder as proprietary and confidential and will not use such information in an unauthorized manner or disclose the same to any unauthorized person without first obtaining the Franchisor's written consent. The Franchisee acknowledges that the Marks and the Licensed Methods have valuable goodwill attached to them, that the protection and maintenance thereof is essential to the Franchisor and that any unauthorized use or disclosure of the Marks and Licensed Methods will result in irreparable harm to the Franchisor.

     20.4. CONFIDENTIALITY AGREEMENT. The Franchisor reserves the right to require that the Franchisee cause each of its officers, directors, partners, shareholders, and General Manager, and, if the Franchisee is an individual, immediate family members, to execute a Nondisclosure and Noncompetition Agreement containing the above restrictions, in a form approved by the Franchisor.


                                    21.  INSURANCE

     21.1. INSURANCE COVERAGE. The Franchisee shall procure, maintain and provide evidence of (i) comprehensive general liability insurance for the Franchised Location and its operations with a limit of not less than $1,000,000 combined single limit, or such greater limit as may be required as part of any lease agreement for the Franchised Location; (ii) automobile liability insurance covering all employees of the ROCKY MOUNTAIN CHOCOLATE FACTORY Business with authority to operate a motor vehicle in an amount not less than $1,000,000 or, with the prior written consent of the Franchisor, such lesser amount as may be available at a commercially reasonable rate, but in no event less than any statutorily imposed minimum coverage; (iii) unemployment and worker's compensation insurance with a broad form all-states endorsement coverage sufficient to meet the requirements of the law; and (iv) all-risk personal property insurance in an amount equal to at least 100% of the replacement costs of the contents and tenant improvements located at the ROCKY MOUNTAIN CHOCOLATE FACTORY Business. All of the required policies of insurance shall name the Franchisor as an additional named insured and shall provide for a 30 day advance written notice to the Franchisor of cancellation.

     21.1. PROOF OF INSURANCE COVERAGE. The Franchisee will provide proof of insurance to the Franchisor prior to commencement of operations at its ROCKY MOUNTAIN CHOCOLATE FACTORY Business. This proof will show that the insurer has been authorized to inform the Franchisor in the event any policies lapse or are cancelled. The Franchisor has the right to change the minimum amount of insurance the Franchisee is required to maintain by giving the Franchisee prior reasonable notice, giving due consideration to what is reasonable and customary in the similar business. Noncompliance with the insurance provisions set forth herein shall be deemed a material breach of this Agreement; in the event of any lapse in insurance coverage, in addition to all other remedies, the Franchisor shall have the right to demand that the Franchisee cease operations of the ROCKY MOUNTAIN CHOCOLATE FACTORY Businesses until coverage is reinstated, or, in the alternative, pay any delinquencies in premium payments and charge the same back to the Franchisee.


                            22.  MISCELLANEOUS PROVISIONS

     22.1. GOVERNING LAW/CONSENT TO VENUE AND JURISDICTION. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 ET SEQ.) or other federal law, this Agreement, the franchise and the relationship between the Franchisor and the Franchisee shall be governed by the laws of the state of Colorado. The Franchisee agrees that the Franchisor may institute any action against the Franchisee in any state or federal court of general jurisdiction in the state of Colorado and the Franchisee irrevocably submits to the jurisdiction of such courts and waives any objection he may have to either the jurisdiction of or venue in such courts.
The Franchisee agrees that the only proper venue for any action shall be in the County of La Plata, State of Colorado.

     22.2. MODIFICATION. The Franchisor and/or the Franchisee may modify this Agreement only upon execution of a written agreement between the two parties. The Franchisee acknowledges that the Franchisor may modify its standards and specifications and operating and marketing techniques set forth in the Operations Manual unilaterally under any conditions and to the extent in which the Franchisor, in its sole discretion, deems necessary to protect, promote, or improve the Marks and the quality of the Licensed Methods, but under no circumstances will such modifications be made arbitrarily without such determination.

     22.3. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes any and all prior agreements concerning the subject matter hereof. The Franchisee agrees and understands that the Franchisor shall not be liable or obligated for any oral representations or commitments made prior to the execution hereof and that no modifications of this Agreement shall be effective except those in writing and signed by both parties. The Franchisor does not authorize and will not be bound by any representation of any nature other than those expressed in this Agreement. The Franchisee further acknowledges and agrees that no representations have been made to it by the Franchisor regarding projected sales volumes, market potential, revenues, profits of the Franchisee's ROCKY MOUNTAIN CHOCOLATE FACTORY Business, or operational assistance other than as stated in this Agreement or in any disclosure document provided by the Franchisor or its representatives.

     22.4. DELEGATION BY THE FRANCHISOR. From time to time, the Franchisor shall have the right to delegate the performance of any portion or all of its obligations and duties hereunder to third parties, whether the same are agents of the Franchisor or independent contractors which the Franchisor has contracted with to provide such services. The Franchisee agrees in advance to any such delegation by the Franchisor of any portion or all of its obligations and duties hereunder.

     22.5. EFFECTIVE DATE. This Agreement shall not be effective until accepted by the Franchisor as evidenced by dating and signing by an officer of the Franchisor.

     22.6. REVIEW OF AGREEMENT. The Franchisee acknowledges that it had a copy of this Agreement in its possession for a period of time not fewer than 10 full business days, during which time the Franchisee has had the opportunity to submit same for professional review and advice of the Franchisee's choosing prior to freely executing this Agreement.

     22.7. ATTORNEYS' FEES. In the event of any default on the part of either party to this Agreement, in addition to all other remedies, the party in default will pay the aggrieved party all amounts due and all damages, costs and expenses, including reasonable attorneys' fees, incurred by the aggrieved party in any legal action, arbitration or other proceeding as a result of such default, plus interest at the highest rate allowable by law, accruing from the date of such default.

     22.8. INJUNCTIVE RELIEF. Nothing herein shall prevent the Franchisor or the Franchisee from seeking injunctive relief to prevent irreparable harm, in addition to all other remedies.

     22.9. NO WAIVER. No waiver of any condition or covenant contained in this Agreement or failure to exercise a right or remedy by the Franchisor or the Franchisee shall be considered to imply or constitute a further waiver by the Franchisor or the Franchisee of the same or any other condition, covenant, right, or remedy.

     22.10. NO RIGHT TO SET OFF. The Franchisee shall not be allowed to set off amounts owed to the Franchisor for Royalties, fees or other amounts due hereunder, against any monies owed to Franchisee, nor shall the Franchisee in any event withhold such amounts due to any alleged nonperformance by the Franchisor hereunder, which right of set off is hereby expressly waived by the Franchisee.

     22.11. INVALIDITY. If any provision of this Agreement is held invalid by any tribunal in a final decision from which no appeal is or can be taken, such provision shall be deemed modified to eliminate the invalid element and, as so modified, such provision shall be deemed a part of this Agreement as though originally included. The remaining provisions of this Agreement shall not be affected by such modification.

     22.12. NOTICES. All notices required to be given under this Agreement shall be given in writing, by certified mail, return receipt requested, or by an overnight delivery service providing documentation of receipt, at the address set forth in the first Section of this Agreement or at such other addresses as the Franchisor or the Franchisee may designate from time to time, and shall be effectively given when deposited in the United States mails, postage prepaid, or when received via overnight delivery, as may be applicable.

     22.13. ACKNOWLEDGEMENT. BEFORE SIGNING THIS AGREEMENT, THE FRANCHISEE SHOULD READ IT CAREFULLY WITH THE ASSISTANCE OF LEGAL COUNSEL. THE FRANCHISEE ACKNOWLEDGES THAT:


          (A) THE SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED HEREIN INVOLVES SUBSTANTIAL RISKS AND DEPENDS UPON THE FRANCHISEE'S ABILITY AS AN INDEPENDENT BUSINESS PERSON AND ITS ACTIVE PARTICIPATION IN THE DAILY AFFAIRS OF THE BUSINESS, AND


          (B) NO ASSURANCE OR WARRANTY, EXPRESS OR IMPLIED, HAS BEEN GIVEN AS TO THE POTENTIAL SUCCESS OF SUCH BUSINESS VENTURE OR THE EARNINGS LIKELY TO BE ACHIEVED, AND


          (C) NO STATEMENT, REPRESENTATION OR OTHER ACT, EVENT OR COMMUNICATION, EXCEPT AS SET FORTH IN THIS DOCUMENT, AND IN ANY OFFERING CIRCULAR SUPPLIED TO THE FRANCHISEE IS BINDING ON THE FRANCHISOR IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT.

                            FUZZIWIG'S-TM- CANDY FACTORY
                                 FRANCHISE AGREEMENT
                                  TABLE OF CONTENTS

1.       PURPOSE............................................................   1

2.       GRANT OF FRANCHISE.................................................   1
         2.1.     Grant of Franchise........................................   1
         2.2.     Scope of Franchise Operations.............................   1

3.       FRANCHISED LOCATION AND DESIGNATED AREA............................   2
         3.1.     Franchised Location.......................................   2
         3.2.     Protected Territory.......................................   2
         3.3.     Limitation on Franchise Rights...........................    2
         3.4.     Franchisor's Reservation of Rights........................   2

4.       INITIAL FRANCHISE FEE..............................................   3
         4.1.     Initial Franchise Fee.....................................   3

5.       DEVELOPMENT OF FRANCHISED LOCATION.................................   3
         5.1.     Approval of Lease.........................................   3
         5.2.     Conversion and Design.....................................   4
         5.3.     Signs.....................................................   4
         5.4.     Equipment.................................................   4
         5.5.     Permits and Licenses......................................   4
         5.6.     Commencement of Operations................................   5

6.       TRAINING...........................................................   5
         6.1.     Initial Training Program..................................   5
         6.2.     Length of Training........................................   5
         6.3.     Additional Training.......................................   6

7.       DEVELOPMENT ASSISTANCE.............................................   6
         7.1.     Franchisor's Development Assistance.......................   6

8.       OPERATIONS MANUAL..................................................   7
         8.1.     Operations Manual.........................................   7
         8.2.     Confidentiality of Operations Manual Contents.............   7
         8.3.     Changes to Operations Manual..............................   7

9.       OPERATING ASSISTANCE...............................................   8
         9.1.     Franchisor's Services.....................................   8

         9.2.     Additional Franchisor Services............................   8

10.      FRANCHISEE'S OPERATIONAL COVENANTS.................................   9
         10.1.    Business Operations.......................................   9

11.      ROYALTIES..........................................................  12
         11.1.    Monthly Royalty...........................................  12
         11.2.    Gross Retail Sales........................................  12
         11.3.    Royalty Payments..........................................  12

12.      ADVERTISING........................................................  13
         12.1.    Approval of Advertising...................................  13
         12.2.    Local Advertising.........................................  13
         12.3.    Marketing and Promotion Fee...............................  13
         12.4.    Regional Advertising Programs.............................  14
         12.5.    Marketing Services........................................  15

13.      QUALITY CONTROL....................................................  15
         13.1.    Compliance with Operations Manual.........................  15
         13.2.    Standards and Specifications..............................  15
         13.3.    Inspections...............................................  15
         13.4.    Restrictions on Services and Products.....................  15

14.      MARKS, TRADE NAMES AND PROPRIETARY INTERESTS.......................  17
         14.1.    Marks.....................................................  17
         14.2.    No Use of Other Marks.....................................  17
         14.3.    Licensed Methods..........................................  17
         14.4.    Effect of Termination.....................................  17
         14.5.    Mark Infringement.........................................  17
         14.6.    Franchisee's Business Name................................  18
         14.7.    Change of Marks...........................................  18

15.      REPORTS, RECORDS AND FINANCIAL STATEMENTS..........................  18
         15.1.    Franchisee  Reports.......................................  18
         15.2.    Annual Financial Statements...............................  19
         15.3.    Verification..............................................  19
         15.4.    Books and Records.........................................  19
         15.5.    Audit of Books and Records................................  19
         15.6.    Failure to Comply with Reporting Requirements.............  20
         15.7.    Shopping Service..........................................  20

16.      ASSIGNMENT.........................................................  20
         16.1.    Assignment by Franchisee..................................  20
         16.2.    Pre-Conditions to Franchisee's Assignment.................  20

         16.3.    Franchisor's Approval of Transfer.........................  21
         16.4.    Right of First Refusal....................................  21
         16.5.    Types of Transfers........................................  22
         16.6.    Assignment by the Franchisor..............................  23
         16.7.    Franchisee's Death or Disability..........................  23

17.      TERM AND EXPIRATION................................................  23
         17.1.    Term......................................................  23
         17.2.    Rights Upon Expiration....................................  23
         17.3.    Exercise of Option for Successor Franchise................  24
         17.4.    Conditions of Refusal.....................................  24

18.      DEFAULT AND TERMINATION............................................  24
         18.1.    Termination by Franchisor - Effective Upon Notice.........  24
         18.2.    Termination by Franchisor - Thirty Days Notice............  26
         18.3.    Franchisor's Remedies.....................................  27
         18.4.    Right to Purchase.........................................  27
         18.5.    Obligations of Franchisee Upon Termination or Expiration..  28
         18.6.    State and Federal Law.....................................  29

19.      BUSINESS RELATIONSHIP..............................................  30
         19.1.    Independent Businesspersons...............................  30
         19.2.    Payment of Third Party Obligations........................  30
         19.3.    Indemnification...........................................  30

20.      RESTRICTIVE COVENANTS..............................................  30
         20.1.    Non-Competition During Term...............................  30
         20.2.    Post-Termination Covenant Not to Compete..................  31
         20.3.    Confidentiality of Proprietary Information................  32
         20.4.    Confidentiality Agreement.................................  32

21.      INSURANCE..........................................................  32
         21.1.     Insurance Coverage.......................................  32
         21.2.     Proof of Insurance Coverage..............................  32

22.      MISCELLANEOUS PROVISIONS...........................................  33
         22.1.    Governing Law/Consent to Venue and Jurisdiction...........  33
         22.2.    Modification..............................................  33
         22.3.    Entire Agreement..........................................  33
         22.4.    Delegation by the Franchisor..............................  33
         22.5.    Effective Date............................................  34
         22.6.    Review of Agreement.......................................  34
         22.7.    Attorneys' Fees...........................................  34
         22.8.    Injunctive Relief.........................................  34

22.9.    No Waiver..........................................................  34
22.10.   No Right to Set Off................................................  34
22.11.   Invalidity.........................................................  34
22.12.   Notices............................................................  34
22.13.   Acknowledgment.....................................................  35

                                       EXHIBITS

I.          Addendum to Franchise Agreement - Location Approval

II.         Personal Guaranty

III.        Statement of Ownership

                                                                      EXIHBIT II
                                                         TO FRANCHISE AGREEMEENT

                 GUARANTY AND ASSUMPTION OF FRANCHISEE'S OBLIGATIONS
                 ---------------------------------------------------


    In consideration of, and as an inducement to, the execution of the above Franchise Agreement (the "Agreement") by Rocky Mountain Chocolate Factory, Inc. ("the Franchisor"), each of the undersigned hereby personally and unconditionally:

    Guarantees to the Franchisor and its successors and assigns, for the term of this Agreement, including renewals thereof, that the franchisee as that term is defmed in the Agreement ("Franchisee") shall punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement; and

    Agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement.

Each of the undersigned waives the following:

    1. Acceptance and notice of acceptance by the Franchisor of the foregoing undertaking;

    2. Notice of demand for payment of any indebtedness or nonperformance of any obligations hereby guaranteed;

    3. Protest and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed;

    4. Any right he or she may have to require that any action be brought against Franchisee or any other person as a condition of liability; and

    5. Any and all other notices and legal or equitable defenses to which he or she may be entitled.

Each of the undersigned consents and agrees that:

    1. His or her direct and immediate liability under this guaranty shall be joint and several;
    2. He or she shall render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so;

prescribed from time to time by the Franchisor, all of which are a part of the Licensed Methods. The Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business shall offer all products and services as the Franchisor shall designate and shall be restricted from manufacturing, offering or selling any products and services not previously approved by the Franchisor in writing. The Franchisee is required to devote a minimum of 80% of its retail floor space to specified brands and types of bulk candies and confections and the remainder of its retail floor space to non-confectionery items, such as gifts and toys. The Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business must feature bulk candy and other confectionery products ("Candy") purchased from specified suppliers and related nonconfectionery items ("Items") approved by the Franchisor in writing.

          3. FRANCHISED LOCATION AND DESIGNATED AREA

    3.1. FRANCHISED LOCATION. The Franchisee is granted the right and franchise to own and operate a FUZZIWIG'S-TM- CANDY FACTORY Business at the address and location which shall be set forth in EXHIBIT 1, attached hereto ("Franchised Location"). If, at the time of execution of this Agreement, the Franchised Location cannot be designated as a specific address because a location has not been selected and approved, then the Franchisee shall promptly take steps to choose and acquire a location for its FUZZIWIG'S-TM-CANDY FACTORY Business within the Designated Area, set forth in EXHIBIT I. In such circumstances, the Franchisee shall select and propose to the Franchisor for the Franchisor's prior approval a specific location for the Franchised Location which, once approved by the Franchisor, shall hereinafter be set forth in the rider to EXHIBIT 1.

    3.2. PROTECTED TERRITORY. So long as the Franchisee is in compliance with this Agreement, the Franchisor shall not establish or license another person or entity to establish a FUZZIWIG'S-TM- CANDY FACTORY Business within a certain geographic area as set forth in EXHIBIT I ("Protected Territory").

    3.3. LIMITATION ON FRANCHISE RIGHTS. The rights that are hereby granted to the Franchisee are for the specific Franchised Location and Protected Territory and cannot be transferred to an alternative Franchised Location or Protected Territory, or any other location, without the prior written approval of the Franchisor, which approval shall not be unreasonably withheld. The Marks and Licensed Methods are licensed to the Franchisee for the operation of the FUZZIWIG'S-TM- CANDY FACTORY Business only at the Franchised Location; therefore, the Franchisee may not operate food carts or kiosks, participate in food festivals or offer any other type of off-site food services using the Marks and Licensed Methods without the prior written consent of the Franchisor.

    3.4. FRANCHISOR'S RESERVATION OF RIGHTS. The Franchisee acknowledges that the franchise granted hereunder is non-exclusive and that the Franchisor retains the rights, among others: (1) to use, and to license others to use, the Marks and Licensed Methods for the operation of FUZZIWIG'S-TM- CANDY FACTORY Businesses at any location other than in the Protected Territory; (2) to use the Marks and Licensed Methods in connection with other services and products, promotional and marketing efforts or related items, materials or services or in alternative channels of distribution, without regard to the location of the use, including, but not limited to, the wholesale sale of its products to unrelated retail outlets or to candy distributors; and (3) to use and license the use of other proprietary marks or methods in connection with the operation of retail stores selling candy and other confectionery products business at any location, which businesses are the same as, or similar to, or different from a FUZZIWIG'S-TM- CANDY FACTORY Business, on any terms and conditions as the Franchisor deems advisable, and without granting the Franchisee any rights therein.

                               4. INITIAL FRANCHISE FEE

    4.1. INITIAL FRANCHISE FEE. In consideration for the right to develop and operate one FUZZIWIG'S-TM- CANDY FACTORY Business, the Franchisee agrees to pay to the Franchisor an initial franchise fee of $25,000, $15,000 of which is due and payable as of the date of execution of this Agreement, with the balance of $10,000 due and payable at the earlier of 180 days from the date this Agreement is executed or the date that a lease is executed for a Franchised Location that has been approved by the Franchisor. The Franchisee acknowledges and agrees that the initial franchise fee represents payment for the initial grant of the rights to use the Marks and Licensed Methods, that the Franchisor has earned the initial franchise fee upon receipt thereof and that the fee is under no circumstances refundable to the Franchisee after it is paid, unless otherwise specifically set forth in this Agreement.

                        5. DEVELOPMENT OF FRANCHISED LOCATION

    5.1. APPROVAL OF LEASE. The Franchisee shall obtain the Franchisor's prior written approval before executing any lease or purchase agreement for the Franchised Location. Any lease for the Franchised Location shall, at the option of the Franchisor, contain a provision: (1) allowing for assignment of the lease to the Franchisor in the event that this Agreement is terminated or not renewed for any reason; (2) giving the Franchisor the right to cure any default by the Franchisee under such lease; and (3) providing the Franchisor with the right, exercisable upon and as a condition of the approval of the Franchised Location, to execute the lease agreement or other document providing entitlement to the use of the Franchised Location in its own name or jointly with the Franchisee as lessee and, upon the exercise of such option, the Franchisor shall provide the Franchisee with the right to use the premises as its sublessee, assignee, or other similar capacity upon the same terms and conditions as obtained by the Franchisor. The Franchisee shall deliver a copy of the signed lease for the Franchised Location to the Franchisor within 15 days of its execution. The Franchisee acknowledges that approval of a lease for the Franchised Location by the Franchisor does not constitute a recommendation, endorsement or guarantee by the Franchisor of the suitability of the location or the lease and the Franchisee should take all steps necessary to ascertain whether such location and lease are acceptable to the Franchisee.

    5.2. CONVERSION AND DESIGN. The Franchisee acknowledges that the layout, design, decoration and color scheme of FUZZIWIG'S-TM- CANDY FACTORY Businesses are an integral part of the Franchisor's proprietary Licensed Methods and accordingly, the Franchisee shall convert, design and decorate the Franchised Location in accordance with the Franchisor's plans and specifications and with the assistance of contractors and suppliers designated by the Franchisor. The Franchisee shall also obtain the Franchisor's written consent to any conversion, design or decoration of the premises before remodeling or decorating begins, recognizing that such remodeling, decoration and any related costs are the Franchisee's sole responsibility.

    5.3. SIGN. The Franchisee shall purchase or otherwise obtain for use at the Franchised Location and in connection with the FUZZIWIG'S-TM- CANDY FACTORY Business signs which comply with the standards and specifications of the Franchisor as set forth in the Operations Manual, as that term is defined in Section 8. 1. It is the Franchisee's sole responsibility to insure that any signs comply with applicable local ordinances, mall regulations, building codes and zoning regulations. Any modifications to the Franchisor's standards and specifications for signs which must be made due to local ordinances, codes or regulations shall be submitted to the Franchisor for prior written approval. The Franchisee acknowledges the Marks, or any other name, symbol or identifying marks on any signs shall only be used in accordance with the Franchisor's standards and specifications and only with the prior written approval of the Franchisor.

    5.4. EQUIPMENT. The Franchisee shall purchase or otherwise obtain for use at the Franchised Location and in connection with the FUZZIWIG'S-TM-CANDY FACTORY Business equipment of a type and in an amount which complies with the standards and specifications of the Franchisor. The Franchisee acknowledges that the type, quality, configuration, capability and/or performance of the equipment are all standards and specifications which are a part of the Licensed Methods and therefore such equipment must be purchased, leased, or otherwise obtained in accordance with the Franchisor's standards and specifications and only from suppliers or other sources approved by the Franchisor. The Franchisee must purchase a facsimile machine and connect it to a phone line which is separate from the main phone number for the Business. The Franchisor reserves the right to require the Franchisee to purchase or lease computer hardware and software for use in the operation of the FUZZIWIG'S-TM- CANDY FACTORY Business. The Franchisor also reserves the right to require that it be given reasonable access to information and data regarding the Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business by computer modem.

    5.5. PERMITS AND LICENSES. The Franchisee agrees to obtain all such pen-nits and certifications as may be required for the lawful construction and operation of the FUZZIWIG'S-TM- CANDY FACTORY Business together with all certifications from goverrunent authorities having jurisdiction over the site that all requirements for construction and operation have been met, including without limitation, zoning, access, sign, health, safety requirements, building and other required construction permits, licenses to do business and fictitious name registrations, sales tax permits, health and sanitation permits and ratings and fire clearances. Franchisee agrees to obtain all customary contractors' sworn statements and partial and final lien waivers for construction, remodeling, decorating and installation of equipment at the Franchised Location. Copies of all subsequent inspection reports, warnings, certificates and ratings issued by any govenunental entity during the term of this Agreement in connection with the conduct of the FUZZIWIG'S-TM- CANDY FACTORY Business which indicates the Franchisee's failure to meet or maintain the highest governmental standards, or less than full compliance by the Franchisee with any applicable law, rule or regulation, shall be forwarded to the Franchisor within five days of the Franchisee's receipt thereof

    5.6. COMMENCEMENT OF OPERATIONS. Unless otherwise agreed in writing by the Franchisor and the Franchisee, the Franchisee has 270 days from the date of this Agreement within which to complete the initial training program, described in Section 6.1 of this Agreement, select and develop the Franchised Location and commence operation of the FUZZIWIG'S-TM- CANDY FACTORY Business.
 The Franchisor will extend the time in which the Franchisee has to commence operations for a reasonable period of time in the event factors beyond the Franchisee's reasonable control prevent the Franchisee from meeting this development schedule, so long as the Franchisee has made reasonable and continuing efforts to comply with such development obligations and the Franchisee requests, in writing, an extension of time in which to have its FUZZIWIG'S-TM- CANDY FACTORY Business established before such development period lapses.

                                     6. TRAINING

    6.1. INITIAL TRAINING PROGRAM. The Franchisee or, if the Franchisee is not an individual, the person designated by the Franchisee to assume primary responsibility for the management of the FUZZIWIG'S-TM- CANDY FACTORY Business, ("General Manager") is required to attend and successfully complete the initial training program which is offered by the Franchisor at one of the Franchisor's designated training facilities. Up to four individuals are eligible to participate in the Franchisor's initial training program without charge of a tuition or fee. The Franchisee shall be responsible for any and all traveling and living expenses incurred in connection with attendance at the training program. At least one individual must successfully complete the initial training program prior to the Franchisee's commencement of operation of its FUZZIWIG'S-TM- CANDY FACTORY Business.

    6.2. LENGTH OF TRAINING. The initial training program shall consist of a total of 11 days, five of which shall be classroom instruction at a location designated by the Franchisor and six of which shall be on-site at the Franchised Location during the grand opening period. The Franchisee, the General Manager and the Franchisee's principals must attend the on-site training during the grand opening period. The Franchisor reserves the right to waive a portion of the training program or alter the training schedule, if in the Franchisor's sole discretion, the Franchisee or General Manager has sufficient prior experience or training.

    6.3. ADDITIONAL TRAINING. From time to time, the Franchisor may present seminars, conventions or continuing development programs or conduct meetings for the benefit of the Franchisee. The Franchisee or its General Manager shall be required to attend any ongoing mandatory seminars, conventions, programs or meetings as may be offered by the Franchisor. The Franchisor shall give the Franchisee at least 30 days prior written notice of any ongoing seminar, convention or program which is deemed mandatory. The Franchisor shall not require that the Franchisee attend any ongoing training more often than once a year. All mandatory training will be offered without charge of a tuition or fee; provided, however, the Franchisee will be responsible for all traveling and living expenses which are associated with attendance at the same.


                              7. DEVELOPMENT ASSISTANCE

    7.1. FRANCHISOR'S DEVELOPMENT ASSISTANCE. The Franchisor shall provide the Franchisee with assistance in the initial establishment of the FUZZIWIG'S-TM-CANDY FACTORY Business as follows:

          (a) Provision of the initial training program to be conducted at the Franchisor's designated training facilities or at another location designated by the Franchisor, as described in Article 6 above.

          (b) Provision of written specifications for a Franchised
    Location which shall include, without limitation, specifications for space requirements, build out and the demographics and character of the mall, if applicable, and the surrounding area. The Franchisee acknowledges that the Franchisor shall have no other obligation to provide assistance in the selection and approval of a Franchised Location other than the provision of such written specifications and approval or disapproval of a proposed Franchised

    Location, which approval or disapproval shall be based on information submitted to the Franchisor in a form sufficient to assess the proposed location as may be reasonably required by the Franchisor.

          (c) Direction regarding the required conversion, design and decoration of the FUZZIWIG'S-TM- CANDY FACTORY Business premises, plus specifications concerning signs, decor, animation and equipment.

          (d) Direction regarding the selection of suppliers of equipment, animated characters, items and materials used and inventory offered for sale in connection with the FUZZIWIG'S-TM- CANDY FACTORY Business. After execution of this Agreement, the Franchisor will provide the Franchisee with a list of approved suppliers, if any, of such equipment, animated characters, items, materials and inventory and, if available, a description of any national or central purchase and supply agreements offered by such approved suppliers for the benefit of FUZZIWIG'S-TM- CANDY FACTORY franchisees.

          (e) Provision of an operations manual in accordance with Section 8 below.

              (f) As the Franchisor may reasonably schedule, and depending on availability of personnel, the Franchisor will make available to the Franchisee at or close to the commencement of the Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business a representative ("Site Representative") to be present for up to six days during the opening of the Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business. There will be no charge to the Franchisee for this service provided by the Franchisor. The Site Representative will assist the Franchisee's employees in opening the Business, unless in the Franchisor's determination, the Franchisee or the General Manager have had sufficient prior training or experience.


                             8.   OPERATIONS MANUAL

    8.1. OPERATIONS MANUAL. The Franchisor agrees to provide to the Franchisee one or more manuals, technical bulletins, or other written materials (collectively referred to as "Operations Manual") covering Candy ordering, stocking and other operating and in-store marketing techniques for the FUZZIWIG'S-TM- CANDY FACTORY Business. The Franchisee agrees that it shall comply with the Operations Manual as an essential aspect of its obligations under this Agreement and failure by the Franchisee to substantially comply with the Operations Manual may be considered by the Franchisor to be a breach of this Agreement.

    8.2. CONFIDENTIALITY OF OPERATIONS MANUAL CONTENTS. The Franchisee agrees to use the Marks and Licensed Methods only as specified in the Operations Manual. The

Operations Manual is the sole property of the Franchisor and shall be used by the Franchisee only during the term of this Agreement and in strict accordance with the terms and conditions hereof. The Franchisee shall not duplicate the Operations Manual nor disclose its contents to persons other than its employees or officers who have signed a confidentiality and noncompetition agreement in a form approved by the Franchisor. The Franchisee shall return the Operations Manual to the Franchisor upon the expiration, termination or assignment of this Agreement.

    8.3. CHANGES TO OPERATIONS MANUAL. The Franchisor reserves the right to revise the Operations Manual from time to time as it deems necessary to update or change operating and marketing techniques or standards and specifications. The Franchisee, within 30 days of receiving any updated information, shall in turn update its copy of the Operations Manual as instructed by the Franchisor and shall conform its operations with the updated provisions within a reasonable time thereafter. The Franchisee acknowledges that a master copy of the Operations Manual maintained by the Franchisor at its principal office shall be controlling in the event of a dispute relative to the content of any Operations Manual.


                               9. OPERATING ASSISTANCE

    9.1. FRANCHISOR'S SERVICES. The Franchisor agrees that, during the Franchisee's operation of the FUZZIWIG'S CANDY FACTORY Business, the Franchisor shall make available to the Franchisee the following services:

          (a) Upon the reasonable request of the Franchisee, consultation by telephone regarding the continued operation and management of a FUZZIWIG'S-TM- CANDY FACTORY Business and advice regarding the retail services, product quality control, inventory issues, customer relations issues and similar advice.

          (b) Access to advertising and promotional materials as may be developed by the Franchisor, the cost of which may be passed on to the Franchisee at the Franchisor's option.

          (c) On-going updates of information and programs regarding the candy industry, the FUZZIWIG'S-TM- CANDY FACTORY concept and related Licensed Methods, including, without limitation, information about special or new products which may be developed and made available to FUZZIWIG'S-TM- CANDY FACTORY Franchisees.

          (d) The Franchisor shall make the initial training program available to replacement or additional General Managers during the term of this Agreement. The

    Franchisor reserves the right to charge a tuition or fee in an amount payable in advance, commensurate with the then current published prices of the Franchisor for such training. The Franchisee shall be responsible for all travel and living expenses incurred by its personnel during the training program. Further, the availability of the training programs shall be subject to space considerations and prior commitments to new FUZZIWIG'S-TM- CANDY FACTORY franchisees.

    9.2. ADDITIONAL FRANCHISOR SERVICES. Although not obligated to do so, upon the reasonable request of the Franchisee, the Franchisor may make its employees or designated agents available to the Franchisee for on-site advice and assistance in connection with the ongoing operation of the FUZZIWIG'S-TM-CANDY FACTORY Business governed by this Agreement. In the event that the Franchisee requests such additional assistance and the Franchisor agrees to provide the same, the Franchisor reserves the right to charge the Franchisee for all travel, lodging, living expenses, telephone charges and other identifiable expenses associated with such assistance, plus a fee based on the time spent by each employee on behalf of the Franchisee, which fee will be charged in accordance with the then current daily or hourly rates being charged by Franchisor for assistance.


                   10. FRANCHISEE'S OPERATIONAL COVENANTS

    10.1. BUSINESS OPERATIONS. The Franchisee acknowledges that it is solely responsible for the successful operation of its FUZZIWIG'S-TM- CANDY FACTORY Business and that the continued successful operation thereof is, in part, dependent upon the Franchisee's compliance with this Agreement and the Operations Manual. In addition to all other obligations contained in this Agreement and in the Operations Manual, the Franchisee covenants that:

            (a) The Franchisee shall maintain clean, efficient and high quality FUZZIWIG'S-TM- CANDY FACTORY Business operations and shall operate the business in accordance with the Operations Manual and in such a manner as not to detract from or adversely reflect upon the name and reputation of the Franchisor and the goodwill associated with the FUZZIWIG'S-TM- CANDY FACTORY name and Marks.

            (b) The Franchisee will conduct itself and operate its FUZZIWIG'S-TM- CANDY FACTORY Business in compliance with all applicable laws, health department regulations and other ordinances and in such a manner so as to promote a good public image in the business community.
    In connection therewith, the Franchisee will be solely and fully responsible for obtaining any and all licenses to carry on the FUZZIWIG'S-TM- CANDY FACTORY Business. The Franchisee shall promptly forward to the Franchisor copies of all health department, fire department, building department and other similar reports of inspections as and when they become available.

         (c) The Franchisee acknowledges that proper management of the FUZZIWIG'S-TM- CANDY FACTORY Business is important and shall insure that the Franchisee or a designated General Manager who has completed the Franchisor's initial training program be responsible for the management of the FUZZIWIG'S-TM- CANDY FACTORY Business after commencement of Business operations and be present at the Franchised Location during operation of the Business.

         (d) The Franchisee shall offer only authorized products and services as are more fully described in the Operations Manual, which may include, without limitation, Candy, Items and other authorized confectionery products. The Franchisee shall offer all types of products and services as from time to time may be prescribed by the Franchisor and shall refrain from offering any other types of products or services, or operating or engaging in any other type of business or profession, from or through the FUZZIWIG'S-TM- CANDY FACTORY Business, including, without limitation, filling "Wholesale Orders", defined below, any catering or off-premises sales, without the prior written consent of the Franchisor. "Wholesale Orders" are defined as those orders or sales where the principal purpose of the purchase is for resale, not consumption, or any sale other than those sold over the counter at a price other than that price charged to the general public; provided, however, that volume discounted sales made on the premises at the Franchised Location to a single purchaser, not for resale, and discounted sales made on the premises at the Franchised Location to charitable organizations for fund-raising purposes shall be permitted.
    Candy and other Items shall never be sold in containers or bags other than those supplied by the Franchisor or other supplier approved by the Franchisor.

         (e) The Franchisee shall promptly pay when due all taxes and other obligations owed to third parties in the operation of the FUZZIWIG'S-TM-CANDY FACTORY Business, including without limitation, unemployment and sales taxes, and any and all accounts or other indebtedness of every kind incurred by the Franchisee in the conduct of the FUZZIWIG'S-TM- CANDY FACTORY Business. In the event of a bona fide dispute as to the liability for taxes assessed or other indebtedness, the Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall the Franchisee permit a tax sale or seizure by levy or execution or similar writ or warrant, or attachment by a creditor to occur against the premises of the Franchised Location, or any improvement thereon.

         (f) The Franchisee acknowledges that the unique design, decor, music and animation found in the FUZZIWIG'S-TM- CANDY FACTORY Business are important and the Franchisee shall insure that the theme, animation, decoration, product display, uniforms and background music are all strictly adhered to without exception in the operation of the FUZZIWIG'S-TM- CANDY FACTORY Business.

         (g) The Franchisee shall subscribe for and maintain not fewer than two separate telephone numbers for its FUZZIWIG'S-TM- CANDY FACTORY Business at the Franchised Location, both of which shall be listed and identified exclusively with the FUZZIWIG'S-TM- CANDY FACTORY Business in all official telephone directories and in all advertising in which such numbers appear and shall be separate and distinct from all other telephone numbers subscribed for by the Franchisee. One number shall be used exclusively for voice communication and the other shall be used exclusively for a facsimile machine.

         (h) The Franchisee shall comply with all agreements with third parties related to the FUZZIWIG'S-TM- CANDY FACTORY Business including, in particular, all provisions of any premises lease.

         (i) The Franchisee and all employees of the Franchisee shall adhere to strict grooming and dress code guidelines while on duty at the Franchised Location. The Franchisee is required, at the Franchisee's expense, to purchase specified wearing apparel from suppliers approved by the Franchisor. All General Managers, employees of the Franchisee, the Franchisee and its owners, shall wear the specified uniform at all times while working at the Franchised Location. The Franchisor has the right, in its sole and absolute discretion, to change or modify such dress code guidelines.

         (j) The Franchisee agrees to renovate, refurbish, remodel or replace, at its own expense, the real and personal property and equipment used in the operation of the FUZZIWIG'S-TM- CANDY FACTORY Business, when reasonably required by the Franchisor in order to comply with the image, standards of operation and performance capability established by the Franchisor from time to time. If the Franchisor changes its image or standards of operation, it shall give the Franchisee a reasonable period of time within which to comply with such changes.

         (k) The Franchisee shall be responsible for training all of its employees who work in any capacity in the FUZZIWIG'S-TM- CANDY FACTORY Business. The Franchisee must conduct its employee training in the manner and according to the standards as prescribed in the Operations Manual. Any employee who does not satisfactorily complete the training shall not work in any capacity in the Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business.

         (l) The Franchisee shall at all times during the term of this Agreement own and control the FUZZIWIG'S' CANDY FACTORY Business authorized hereunder. Upon request of the Franchisor, the Franchisee shall promptly provide satisfactory proof of such ownership to the Franchisor. The Franchisee represents that the Statement of Ownership, attached hereto as
    EXHIBIT III and by this reference incorporated herein, is true, complete, accurate and not misleading, and, in accordance with the information contained in the Statement of Ownership, the controlling ownership of the FUZZIWIG'S-TM- CANDY FACTORY Business is held by the Franchisee. The Franchisee shall promptly provide the Franchisor with a written notification if the information contained in the Statement of Ownership changes at any time during the term of this Agreement and shall comply with the applicable transfer provisions contained in Article 16 herein. In addition, if the Franchisee is an entity, all of the owners of the Franchisee shall sign the Personal Guaranty attached hereto as EXHIBIT 11.

         (m) The Franchisee shall at all times during the term of this Agreement keep its FUZZIWIG'S-TM- CANDY FACTORY Business open during the business hours as may be designated by the Franchisor from time to time in the Operations Manual.

         (n) Unless notified in writing otherwise by the Franchisor, all Candy and related products shall be sold and shipped to the Franchisee on a net 30-day basis, or according to the then current payment terms set by the Franchisor or its designated suppliers. The Franchisor reserves the right to charge interest at the rate of 1.5% per month if the Franchisee fails to pay for its orders on time and the Franchisor reserves the right to discontinue shipment of products to the Franchisee if the Franchisee is repeatedly delinquent in paying for its products, in the Franchisor's sole discretion. The Franchisee may be required to "prepay" factory orders, notwithstanding the payment policy set forth above, in the event of poor payment performance. The Franchisor reserves the right to change payment terms and policies at any time. The Franchisor also reserves the right to change the price for Candy and Items from time to time as may be set forth in the most recent price bulletin sent to all franchisees or the then current Operations Manual.

         (o) The Franchisee acknowledges that the Franchisor has no responsibility or liability whatsoever for the maintenance, repair or replacement at any time of any equipment used in the operation of the Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business, including but not limited to, animated characters, audio components, and other items. Any warranties or guaranties of any item must be purchased directly from the dealer or manufacturer.

                                    11. ROYALTIES

    11.1. MONTHLY ROYALTY. The Franchisee agrees to pay to the Franchisor a monthly royalty ("Royalty") equal to seven percent of the total amount of its Gross Retail Sales, defined in Section 11.2 below, generated from or through its FUZZIWIG'S-TM- CANDY FACTORY Business.

    11.2. GROSS RETAIL SALES. "Gross Retail Sales" shall be defined as receipts and income of any kind from all products or services sold from or through the FUZZIWIG'S-TM- CANDY FACTORY Business, including any such sale of products or services made for cash or upon credit, or partly for cash and partly for credit, regardless of collection of charges for which credit is given, less returns for which refunds are made, provided that the refund shall not exceed the sales price and exclusive of discounts, sales taxes and other taxes, amounts received in settlement of a loss of merchandise and shipping expenses paid by the customer. "Gross Retail Sales" shall also include the fair market value of any services or products received by the Franchisee in barter or exchange for its services and products.

    11.3. ROYALTY PAYMENTS. The Franchisee agrees that Royalty payments shall be paid monthly and sent to the Franchisor, post-marked no later than the 15th of each month based on Gross Retail Sales for the immediately preceding month. Royalty payments shall be accompanied by monthly reports, as more fully described in Article 15 hereof, and standard transmittal forms containing information regarding the Franchisee's Gross Retail Sales and such additional information as may be requested by the Franchisor. The Franchisor reserves the right to require Royalty payments be made on a weekly or bi-weekly basis if the Franchisee does not timely or fully submit the required payments or reports.
The Franchisor shall have the right to verify such Royalty payments from time to time as it deems necessary, in any reasonable manner. In the event that the Franchisee fails to pay any Royalties within 14 days after they are due, the Franchisee shall, in addition to such Royalties, pay a late charge equivalent to 18% of the late Royalty payment; provided, however, in no event shall the Franchisee be required to pay a late payment at a rate greater than the maximum interest rate permitted by applicable law. If the Franchisee pays Royalties with a check returned for non-sufficient funds more than one time in any calendar year, in addition to all other remedies which may be available, the Franchisor shall have the right to require that Royalty payments be made by certified or cashier's checks.


                                   12. ADVERTISING

    12.1. APPROVAL OF ADVERTISING. The Franchisee shall obtain the Franchisor's prior written approval of all written advertising or other marketing or promotional programs regarding the FUZZIWIG'S-TM- CANDY FACTORY Business, including, without limitation, "Yellow Pages" advertising, newspaper ads, flyers, brochures, coupons, direct mail pieces, specialty and novelty items and radio and television advertising. The Franchisee shall also obtain the Franchisor's prior written approval of all promotional materials provided by vendors. The proposed written advertising or a description of the marketing or promotional program shall be submitted to the Franchisor at least IO days prior to publication, broadcast or use. The Franchisee acknowledges that advertising and promoting the FUZZIWIG'S-TM- CANDY FACTORY Business in accordance with the Franchisor's standards and specifications is an essential aspect of the Licensed Methods, and the Franchisee agrees to comply with all advertising standards and specifications. The Franchisee shall display all required promotional materials, signs, point of purchase displays and other marketing materials in its FUZZIWIG'S-TM- CANDY FACTORY Business and in the manner prescribed by the Franchisor. The Franchisee shall not, under any circumstances use handwritten signs in the operation of its Business.

    12.2. LOCAL ADVERTI5ING. The Franchisor reserves the right to require the Franchisee to spend up to one percent of monthly Gross Retail Sales on local advertising to create public awareness of the Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business. The Franchisee will submit to the Franchisor an accounting of the amounts spent on advertising within 30 days following the end of each calendar quarter. If the Franchisor requires its franchisees to advertise locally as described above, all Franchisor-owned Businesses will be required to spend money for local advertising on an equal percentage basis with all franchised Businesses. If the Franchisee's lease requires it to advertise locally, the Franchisor may, in its sole discretion, count such expenditures toward the Franchisee's local advertising expenditure required by this Section 12.2. The Franchisee shall obtain the Franchisor's prior written approval of all written advertising and promotional materials before publication.

    12.3. MARKETING AND PROMOTION FEE. The Franchisor reserves the right to require the Franchisee to pay to the Franchisor, in addition to Royalties, a fee of up to one percent of the total amount of the Franchisee's Gross Retail Sales. ("Marketing and Promotion Fee"). If required, the Marketing and Promotion Fee shall be in addition to and not in lieu of the Franchisee's expenditures for local advertising, as described in Section 12.2 above. The following terms and conditions will apply:

            (a) The Marketing and Promotion Fee shall be payable concurrently with the payment of the Royalties, mailed to the Franchisor, postmarked no later than the 15th day of each month, for all Marketing and Promotion Fees based on Gross Retail Sales for the immediately preceding month.

              (b) The Marketing and Promotion Fees will be subject to the same late charges as the Royalties, in an amount and manner set forth in Section
    12.3 above.

              (c) Upon written request by the Franchisee, the Franchisor will make available to the Franchisee, no later than 120 days after the end of each fiscal year, an annual financial statement which indicates how the Marketing and Promotion Fees have been spent.

              (d) The Marketing and Promotion Fees, will be administered by the Franchisor, in its sole discretion, and may be used for production and placement of point of purchase advertising, in-store signage, in-store promotions, media advertising, direct mailings, brochures, collateral material advertising, surveys of advertising effectiveness, or other advertising or public relations expenditures relating to advertising the Franchisee's services and products.

              (e) The Franchisor may reimburse itself for independent audits, reasonable accounting, bookkeeping, reporting and legal expenses, taxes and other reasonable direct and indirect expenses as may be incurred by the Franchisor or its authorized representatives in connection with the programs funded by the Marketing and Promotion Fees. The Franchisor will not be liable for any act or omission with respect to such Marketing and Promotion Fees which is consistent with this Agreement and is done in good faith.

    12.4. REGIONAL ADVERTISING PROGRAMS. Although not obligated to do so, the Franchisor reserves the right to allocate all or a portion of the Marketing and Promotion Fees as may be collected in accordance with Section
12.3 above toward a regional advertising program for the benefit of FUZZIWIG'S-TM- CANDY FACTORY franchisees located within a particular region. The Franchisor has the right, in its sole discretion, to determine the composition of all geographic territories and market areas for the implementation of such regional advertising and promotion campaigns and to require that the Franchisee participate in such regional advertising programs as and when they may be established by the Franchisor. If a regional advertising program is implemented on behalf of a particular region by the Franchisor, the Franchisor, to the extent reasonably calculable, will only use contributions from FUZZIWIG'S-TM- CANDY FACTORY franchisees within such region for the particular regional advertising program. The Franchisor also reserves the right to establish an advertising cooperative for a particular region to enable the cooperative to self-administer the regional advertising program. If a regional advertising cooperative is established by the Franchisor, the Franchisee agrees that it will participate in the same.

    12.5. MARKETING SERVICES. The Franchisor may, in its sole discretion, offer marketing and merchandising services to the Franchisee at rates that are competitive with those charged by third parties offering similar services. The Franchisee may utilize such services, if they are offered, at the Franchisee's option. Services offered by the Franchisor may include marketing consulting, graphic design, copywriting, advertising, public relations and merchandising consulting, in the Franchisor's sole discretion.


                                 13. QUALITY CONTROL

    13.1. COMPLIANCE WITH OPERATIONS MANUAL. The Franchisee agrees to maintain and operate the FUZZIWIG'S-TM- CANDY FACTORY Business in compliance with this Agreement and the standards and specifications contained in the Operations Manual, as the same may be modified from time to time by the Franchisor.

    13.2. STANDARDS AND SPECIFICATIONS. The Franchisor will make available to the Franchisee standards and specifications for products and services offered at or through the FUZZIWIG'S-TM- CANDY FACTORY Business and specifically for the animated characters, decor, product displays, music, theme, uniforms, materials, forms, menu boards, items and supplies used in connection with the Business. The Franchisor reserves the right to change standards and specifications for services and products offered at or through the FUZZIWIG'S-TM- CANDY FACTORY Business and for the animated characters, decor, product displays, music, theme, uniforms, materials, forms, menu boards, items and supplies used in connection with the Business upon 30 days prior written notice to the Franchisee. The Franchisee shall strictly adhere to all of the Franchisor's current standards and specifications for the FUZZIWIG'S-TM- CANDY FACTORY Business as prescribed from time to time.

    13.3. INSPECTIONS. The Franchisor shall have the right to examine the Franchised Location, including the inventory, products, equipment, materials or supplies, to ensure compliance with all standards and specifications set by the Franchisor. The Franchisor shall conduct such inspections during regular business hours and the Franchisee may be present at such inspections. The Franchisor, however, reserves the right to conduct the inspections without prior notice to the Franchisee.

    13.4. RESTRICTIONS ON SERVICES AND PRODUCTS. The Franchisee will be required to purchase any and all of its Candy, for its FUZZIWIG'S-TM- CANDY FACTORY Business from the Franchisor or its designee. Candy shall consist of any and all varieties from time to time made available to the Franchisor's franchisees by the Franchisor and its designated suppliers. The parties hereby acknowledge the uniqueness and importance of Candy being prepared by the Franchisor or its designee in order to maintain the uniformity, quality and uniqueness of Candy, and therefore the Franchisor and its designees are hereby appointed the Franchisee's exclusive source of Candy. The Franchisee is prohibited from offering or selling any products or services not authorized by Franchisor, including, without limitation, operating a catering or wholesale business as part of the FUZZIWIG'S-TM- CANDY FACTORY Business. However, if the Franchisee proposes to offer, conduct or utilize any products, services, materials, forms, items and supplies for use in connection with or sale through the FUZZIWIG'S-TM- CANDY FACTORY Business which are not previously approved by the Franchisor as meeting its specifications, the Franchisee shall first notify the Franchisor in writing requesting approval. The Franchisor may, in its sole discretion, for any reason whatsoever, elect to withhold such approval; however, in order to make such determination, the Franchisor may require submission of specifications, information, or samples of such products, services, materials, forms, items or supplies. The Franchisor will advise the Franchisee within a reasonable time whether such products, services, materials, forms, items or supplies meet its specifications.

    13.5. APPROVED SUPPLIERS. The Franchisee shall purchase all products, services, supplies and materials required for the operation of the FUZZIWIG'S-TM- CANDY FACTORY Business licensed herein, from manufacturers, suppliers or distributors designated by the Franchisor or, if there is no designated supplier for a particular product, service, supply or material, from such other suppliers who meet all of the Franchisor's specifications and standards as to quality, composition, finish, appearance and service, and who shall adequately demonstrate their capacity and facilities to supply the Franchisee's needs in the quantities, at the times, and with the reliability requisite to an efficient operation.

    13.6. REQUEST TO CHANGE SUPPLIER. In the event the Franchisee desires to purchase products, services, supplies or materials from manufacturers, suppliers or distributors other than those previously approved by the Franchisor, the Franchisee shall, prior to purchasing any such products, services, supplies or materials, give the Franchisor a written request by certified mail, return receipt requested, to change supplier. In the event the Franchisor rejects the Franchisee's requested new manufacturer, supplier or distributor, the Franchisor must, within 60 days of the receipt of the Franchisee's request to change supplier notify the Franchisee in writing of its rejection. Failure to notify the Franchisee within such time period shall constitute a waiver of any and all objections by the Franchisor to the new manufacturer, supplier or distributor submitted by the Franchisee. The Franchisor may continue from time to time to inspect any manufacturer's, suppliers, or distributor's facilities and products to assure proper production, processing, storing and transportation of products, services, supplies or materials to be purchased from the manufacturer, supplier or distributor by the Franchisee. Permission for such inspection shall be a condition of the continued approval of such manufacturer, supplier or distributor.

    13.7. APPROVAL OF INTENDED SUPPLIER. The Franchisor may at its sole discretion, for any reason whatsoever, elect to withhold approval of the manufacturer, supplier or distributor; however, in order to make such determination, the Franchisor may require that samples from a proposed new supplier be delivered to the Franchisor for testing prior to approval and use.
A charge not to exceed the actual cost of the test may be made by the Franchisor and shall be paid by the Franchisee.

                   14. MARKS, TRADE NAMES AND PROPRIETARY INTERESTS

    14.1. MARKS. The Franchisee hereby acknowledges that the Franchisor has the sole right to license and control the Franchisee's use of the FUZZIWIG'S-TM- CANDY FACTORY service mark and other of the Marks, and that such Marks shall remain under the sole and exclusive ownership and control of the Franchisor. The Franchisee acknowledges that it has not acquired any right, title or interest in such Marks except for the right to use such marks in the operation of its FUZZIWIG'S-TM- CANDY FACTORY Business as it is governed by this Agreement.

    14.2. N0 USE OF OTHER MARKS. The Franchisee further agrees that no service mark other than "FUZZIWIG'S-TM- CANDY FACTORY" or such other Marks as may be specified by the Franchisor shall be used in the marketing, promotion or operation of the FUZZIWIG'S-TM- CANDY FACTORY Business.

    14.3. LICENSED METHODS. The Franchisee hereby acknowledges that the Franchisor owns and controls the distinctive plan for the establishment, operation and promotion of the FUZZIWIG'S-TM- CANDY FACTORY Business and all related licensed methods of doing business, previously defined as the "Licensed Methods", which include, but are not limited to, bulk candy sources, product mix and display, confectionery ordering, processing, stocking and inventory control, technical equipment standards, order fulfillment methods and customer relations, marketing techniques, written promotional materials, advertising, and accounting systems, all of which constitute trade secrets of the Franchisor, and the Franchisee acknowledges that the Franchisor has valuable rights in and to such trade secrets. The Franchisee further acknowledges that it has not acquired any right, title or interest in the Licensed Methods except for the right to use the Licensed Methods in the operation of the FUZZIWIG'S-TM- CANDY FACTORY Business as it is governed by this Agreement.

    14.4. EFFECT OF TERMINATION. In the event this Agreement is terminated for any reason, the Franchisee shall immediately cease using any of the Licensed Methods and Marks, trade names, trade dress, trade secrets, copyrights or any other symbols used to identify the FUZZIWIG'S-TM- CANDY FACTORY Business, and all rights the Franchisee had to the same shall automatically terminate. The Franchisee agrees to execute any documents of assignment as may be necessary to transfer any rights the Franchisee may possess in and to the Marks.

    14.5. MARK INFRINGEMENT. The Franchisee agrees to notify the Franchisor in writing of any possible infringement or illegal use by others of a trademark the same as or confusingly similar to the Marks which may come to its attention. The Franchisee acknowledges that the Franchisor shall have the right, in its sole discretion, to determine whether any action will be taken on account of any possible infringement or illegal use. The

Franchisor may commence or prosecute such action in the Franchisor's own name and may join the Franchisee as a party thereto if the Franchisor determines it to be reasonably necessary for the continued protection and quality control of the Marks and Licensed Methods. The Franchisor shall bear the reasonable cost of any such action, including attorneys' fees. The Franchisee agrees to fully cooperate with the Franchisor in any such litigation.

    14.6. FRANCHISEE'S BUSINESS NAME. The Franchisee acknowledges that the Franchisor has a prior and superior claim to the FUZZIWIG'S-TM- CANDY FACTORY trade name. The Franchisee shall not use the words "FUZZIWIG'S-TM- CANDY FACTORY" in the legal name of its corporation, partnership or any other business entity used in conducting the business provided for in this Agreement. The Franchisee also agrees not to register or attempt to register a trade name using the word "FUZZIWIG'S-TM- CANDY FACTORY" in the Franchisee's name or that of any other person or business entity, without prior written consent of the Franchisor. When this Agreement is terminated, the Franchisee shall execute any assignment or other document the Franchisor requires to transfer to itself any rights the Franchisee may possess in a trade name utilizing the word FUZZIWIG'S-TM- CANDY FACTORY or any other Mark owned by the Franchisor. The Franchisee further agrees that it will not identify itself as being "Fuzziwig's Candy Factory, Inc." or as being associated with the Franchisor in any manner other than as a franchisee or licensee. The Franchisee further agrees that in all advertising and promotion and promotional materials it will display its business name only in obvious conjunction with the phrase "FUZZIWIG'S-TM- CANDY FACTORY Licensee" or "FUZZIWIG'S-TM- CANDY FACTORY Franchisee" or with such other words and in such other phrases as may from time to time be prescribed in the Operations Manual, in the Franchisor's sole discretion.

    14.7. CHANGE OF MARKS. In the event that the Franchisor, in its sole discretion, shall determine it necessary to modify or discontinue use of any proprietary Marks, or to develop additional or substitute marks, the Franchisee shall, within a reasonable time after receipt of written notice of such a modification or discontinuation from the Franchisor, take such action, at the Franchisee's sole expense, as may be necessary to comply with such modification, discontinuation, addition or substitution.

                    15. REPORTS, RECORDS AND FINANCIAL STATEMENTS

    15.1. FRANCHISEE REPORTS. The Franchisee shall establish and maintain at its own expense a bookkeeping and accounting system which conforms to the specifications which the Franchisor may prescribe from time to time, including the Franchisor's current "Standard Code of Accounts" as described in the Operations Manual. The Franchisee shall supply to the

Franchisor such reports in a manner and form as the Franchisor may from time to time reasonably require, including:

         (a) Monthly summary reports, in a form as may be prescribed by the Franchisor, mailed to the Franchisor postmarked no later than the 15th day of the month and containing information relative to the previous month's operations; and

         (b) Quarterly financial statements, prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), and consisting of a profit and loss statement and balance sheet for the FUZZIWIG'S-TM- CANDY FACTORY Business, mailed to the Franchisor postmarked no later than the 15th day following the end of the calendar quarter, based on operating results of the prior quarter, which shall be submitted in a form approved by the Franchisor and shall be certified by the Franchisee to be correct.

    The Franchisor reserves the right to disclose data derived from such reports, without identifying the Franchisee, except to the extent identification of the Franchisee is required by law.

    15.2. ANNUAL FINANCIAL STATEMENTS. The Franchisee shall, within 90 days after the end of its fiscal year, provide to the Franchisor annual unaudited financial statements, compiled or reviewed by an independent certified public accountant acceptable to and approved by the Franchisor and prepared in accordance with GAAP, and state and federal income tax returns prepared by a certified public accountant. If these financial statements or tax returns show an underpayment of any amounts owed to the Franchisor, these amounts shall be paid to the Franchisor concurrently with the submission of the statements or returns.

    15.3. VERIFICATION. Each report and financial statement to be submitted to the Franchisor hereunder shall be signed and verified by the Franchisee.

    15.4. BOOKS AND RECORDS. The Franchisee shall maintain all books and records for its FUZZIWIG'S-TM- CANDY FACTORY Business in accordance with generally accepted accounting principles, consistently applied, and preserve these records for at least five years after the fiscal year to which they relate.

    15.5. AUDIT OF BOOKS AND RECORDS. The Franchisee shall permit the Franchisor to inspect and audit the books and records of the FUZZIWIG'S-TM-CANDY FACTORY Business at any reasonable time, at the Franchisor's expense. If any audit discloses a deficiency in amounts for payments owed to the Franchisor pursuant to this Agreement, then such amounts shall become immediately payable to the Franchisor by the Franchisee, with interest from the date such payments were due at the lesser of one and one-half percent per month or the maximum rate allowed by law. In addition, if it is found by such audit that the Gross Retail Sales of the FUZZIWIG'S-TM- CANDY FACTORY Business have been understated by five percent or more during the period audited, the Franchisee shall pay all reasonable costs and expenses the Franchisor incurred in connection with such audit.

    15.6. FAILURE TO COMPLY WITH REPORTING REQUIREMENTS. If the Franchisee fails to prepare and submit any statement or report as required under this
Article 15, then the Franchisor shall have the right to treat the Franchisee's failure as good cause for termination of this Agreement. In addition to all other remedies available to the Franchisor, in the event that the Franchisee fails to prepare and submit any statement or report required under this Article 15 for two consecutive reporting periods, the Franchisor shall be entitled to make an audit, at the expense of the Franchisee, of the Franchisee's books, records and accounts, including the Franchisee's bank accounts, which in any way pertain to the Gross Retail Sales of the FUZZIWIG'S-TM- CANDY FACTORY Business. The statements or reports not previously submitted shall be prepared by or under the direction and supervision of an independent certified public accountant selected by the Franchisor.

    15.7. SHOPPING SERVICE. The Franchisor reserves the right to use third party shopping services from time to time to evaluate the conduct of the Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business, including such things as customer service, cleanliness, merchandising and proper use of registers. Franchisor may use such shopping services to inspect the Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business at any time at the Franchisor's expense, without prior notification to the Franchisee. The Franchisor may make the results of any such service evaluation available to the Franchisee, in the Franchisor's sole discretion.

                                   16.  ASSIGNMENT

    16.1. ASSIGNMENT BY FRANCHISEE. The franchise granted herein is personal to the Franchisee and, except as stated below, the Franchisor shall not allow or permit any transfer, assignment, subfranchise or conveyance of this Agreement or any interest hereunder.

    16.2. PRE-CONDITIONS TO FRANCHISEE'S ASSIGNMENT. The Franchisee shall not sell, transfer or assign its rights under this Agreement or any interest in it, or any part or portion of any business entity that owns it or all or a substantial portion of the assets of the FUZZIWIG'S-TM- CANDY FACTORY Business, unless the Franchisee obtains the Franchisor's written consent and complies with the following requirements:

            (a) Payment of all amounts due and owing pursuant to this Agreement by the Franchisee to the Franchisor or its affiliates or to third parties whose debts or obligations the Franchisor has guaranteed on behalf of the Franchisee, if any;

            (b) Agreement by the proposed transferee to satisfactorily complete the initial training program described in this Agreement, which training may be completed by the transferee either prior to or immediately after assignment of this Agreement;

            (c) Execution of a Franchise Agreement in a form then currently offered by the Franchisor, which shall supersede this Agreement in all respects. If a new Franchise Agreement is signed, the terms thereof may differ from the terms of this Agreement; provided, however, the transferee will not be required to pay any additional initial franchise fee;

            (d) Provision by the Franchisee of written notice to the Franchisor 30 days' prior to the proposed effective date of the transfer, such notice to contain information reasonably detailed to enable the Franchisor to evaluate the terms and conditions of the proposed transfer;

            (e) The proposed transferee shall have provided information to the Franchisor sufficient for the Franchisor to assess the proposed transferee's business experience, aptitude and financial qualification, and the Franchisor shall have ascertained that the proposed transferee meets such qualifications;

            (f) Execution by Franchisee of a general release, in a form satisfactory to the Franchisor, of any and all claims against the Franchisor, its affiliates and their respective officers, directors, employees and agents;

            (g) Payment by the Franchisee or the proposed transferee of $2,500; and

            (h) Agreement by the Franchisee to abide by the post-termination covenant not to compete set forth in Section 19.2 below.

    16.3. FRANCHISOR'S APPROVAL OF TRANSFER. The Franchisor has 30 days from the date of the written notice to approve or disapprove in writing, of the Franchisee's proposed assignment. The Franchisee acknowledges that the proposed transferee shall be evaluated for approval by the Franchisor based on the same criteria as is currently being used to assess new franchisees of the Franchisor and that such proposed transferee shall be provided, if appropriate, with such disclosures as may be required by state or federal law. If the Franchisee and its proposed transferee comply with all conditions for assignment set forth herein and the Franchisor has not given the Franchisee notice of its approval or disapproval within such period, approval is deemed granted.

    16.4. RIGHT OF FIRST REFUSAL. In the event the Franchisee wishes to sell, transfer or assign its rights under this Agreement or any interest in it, or any part or portion of any business entity that owns it, or all or a substantial portion of the assets of the FUZZIWIG'S-TM- CANDY FACTORY Business, the Franchisee agrees to grant to the Franchisor a 30 day right of first refusal to purchase such rights, interest or assets on the same terms and conditions as are contained in the written offer to purchase submitted to the Franchisee by the proposed purchaser; provided, however, the following additional terms and conditions shall apply:

            (a) The Franchisee shall notify the Franchisor of such offer by sending a written notice to the Franchisor (which notice may be the same notice as required by Section 16.2(d) above), enclosing a copy of the written offer from the proposed purchaser;

            (b) The 30 day right of first refusal period will run concurrently with the period in which the Franchisor has to approve or disapprove the proposed transferee;

            (c) Such right of first refusal is effective for each proposed transfer and any material change in the terms or conditions of the proposed transfer shall be deemed a separate offer on which a new 30 day right of first refusal shall be given to the Franchisor;

            (d) If the consideration or manner of payment offered by a third party is such that the Franchisor may not reasonably be required to furnish the same, then the Franchisor may purchase the interest which is proposed to be sold for the reasonable cash equivalent. If the parties cannot agree within a reasonable time on the cash consideration, an independent appraiser shall be designated by the Franchisor, whose determination will be binding upon the parties. All expenses of the appraiser shall be paid for equally between the Franchisor and the Franchisee; and

            (e) If the Franchisor chooses not to exercise its right of first refusal, the Franchisee shall be free to complete the sale, transfer or assignment, subject to compliance with Sections 16.2 and 16.3 above. Absence of a reply to the Franchisee's notice of a proposed sale within the 30 day period is deemed a waiver of such right of first refusal.

    16.5. TYPES OF TRANSFERS. The Franchisee acknowledges that the Franchisor's right to approve or disapprove of a proposed sale or transfer, and all other requirements and rights related to such proposed sale or transfer, as provided for above, shall apply (1) if the

Franchisee is a partnership or other business association, to the addition or deletion of a partner or members of the association or the transfer of any partnership or membership among existing partners or members; (2) if the Franchisee is a corporation, to any proposed transfer or assignment of 25% or more of the stock of the corporate Franchisee, whether such transfer occurs in a single transaction or several transactions; and (3) if the Franchisee is an individual, to the transfer from such individual or individuals to a corporation controlled by them, in which case the Franchisor's approval will be conditioned upon: (i) the continuing personal guarantee of the individual (or individuals) for the performance of obligations under this Agreement; (ii) the issuance and/or transfer of shares which would affect a change in ownership of 25% or more of the stock in the corporation being conditioned on the Franchisor's prior written approval; (iii) a limitation on the corporation's business activity to that of operating the FUZZIWIG'S-TM- CANDY FACTORY Business and related activities; and (iv) other reasonable conditions. With respect to a proposed transfer as described in subsection (1) and (3) of this Section, the Franchisor's right of first refusal to purchase, as set forth above, shall not apply and the Franchisor will waive any transfer fee chargeable to the Franchisee for a transfer under these circumstances.

    16.6. ASSIGNMENT BY THE FRANCBISOR. This Agreement is fully assignable by the Franchisor and shall inure to the benefit of any assignee or other legal successor in interest, and the Franchisor shall in such event be fully released from the same.

    16.7. FRANCHISEE'S DEATH OR DISABILITY. Upon the death or permanent disability of the Franchisee (or the Franchisee's individual controlling the Franchisee entity), the executor, administrator, conservator, guardian or other personal representative of such person shall transfer the Franchisee's interest in this Agreement or such interest in the Franchisee entity to an approved third party. Such disposition of this Agreement or such interest (including, without limitation, transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed 120 days from the date of death or permanent disability, and shall be subject to all terms and conditions applicable to transfers contained in this Article 16. Provided, however, that for purposes of this Section 16.7, there shall be no fee charged by the Franchisor for the initial training program offered to the transferee. Failure to transfer the interest in this Agreement or such interest in the Franchisee entity within said period of time shall constitute a breach of this Agreement. For the purposes hereof, the term "permanent disability" shall mean a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent the Franchisee or the owner of a controlling interest in the Franchisee entity from supervising the management and operation of the FUZZIWIG'S-TM- CANDY FACTORY Business for a period of 120 days from the onset of such disability, impairment or condition.


                               17. TERM AND EXPIRATION

    17.1. TERM. The term of this Agreement is for a period of 10 years from the date of this Agreement, unless sooner terminated as provided herein.

    17.2. RIGHTS UPON EXPIRATION. At the end of the initial term hereof the Franchisee shall have the option to renew its franchise rights for two additional terms of FIVE years each, by acquiring successor franchise rights, if the Franchisor does not exercise its right not to offer a successor franchise in accordance with Section 17.4 below and if the Franchisee:

            (a) At least 30 days prior to expiration of the term, executes the form of Franchise Agreement then in use by the Franchisor;

            (b) Has complied with all provisions of this Agreement during the current term, including the payment on a timely basis of all Royalties and other fees due hereunder. "Compliance" shall mean, at a minimum, that the Franchisee has not received any written notification from the Franchisor of breach hereunder more than four times during the term hereof;

            (c) Upgrades and/or remodels the FUZZIWIG'S-TM- CANDY FACTORY Business and its operations at the Franchisee's sole expense (the necessity of which shall be in the sole discretion of the Franchisor) to conform with the then current Operations Manual;

            (d) Executes a general release, in a form satisfactory to the Franchisor, of any and all claims against the Franchisor and its affiliates, and their respective officers, directors, employees and agents arising out of or relating to this Agreement; and

            (e)    Pays a successor franchise fee of $2,500.

    17.3. EXERCISE OF OPTION FOR SUCCESSOR FRANCHISE. The Franchisee may exercise its option for a successor franchise by giving written notice of such exercise to the Franchisor not less than 210 days prior to the scheduled expiration of this Agreement. The Franchisee's successor franchise rights shall become effective by signing the Franchise Agreement then currently being offered to new franchisees of the Franchisor.

    17.4. CONDITIONS OF REFUSAL. The Franchisor shall not be obligated to offer the Franchisee a successor franchise upon the expiration of this Agreement if the Franchisee fails to comply with any of the above conditions of renewal. In such event, except for failure to execute the then current Franchise Agreement or pay the successor franchise fee, the Franchisor shall give notice of expiration at least 180 days prior to the expiration of the term, and such notice shall set forth the reasons for such refusal to offer successor franchise rights.

Upon the expiration of this Agreement, the Franchisee shall comply with the provisions of Section 18.2 below.


                             18.  DEFAULT AND TERMINATION

    18.1. TERMINATION BY FRANCHISOR - EFFECTIVE UPON NOTICE. The Franchisor shall have the right, at its option, to terminate this Agreement and all rights granted the Franchisee hereunder, without affording the Franchisee any opportunity to cure any default (subject to any state laws to the contrary, where state law shall prevail), effective upon receipt of notice by the Franchisee, addressed as provided in Section 22.12, upon the occurrence of any of the following events:

            (a) ABANDONMENT. If the Franchisee ceases to operate the FUZZIWIG'S-TM- CANDY FACTORY Business or otherwise abandons the FUZZIWIG'S-TM- CANDY FACTORY Business for a period of five consecutive days, or any shorter period that indicates an intent by the Franchisee to discontinue operation of the FUZZIWIG'S-TM- CANDY FACTORY Business, unless and only to the extent that full operation of the FUZZIWIG'S-TM- CANDY FACTORY Business is suspended or terminated due to fire, flood, earthquake or other similar causes beyond the Franchisee's control and not related to the availability of funds to the Franchisee;

            (b) INSOLVENCY, ASSIGNMENTS. If the Franchisee becomes insolvent or is adjudicated a bankrupt; or any action is taken by the Franchisee, or by others against the Franchisee under any insolvency, bankruptcy or reorganization act, (this provision may not be enforceable under federal bankruptcy law, 11 U.S.C. Sections 101 ET SEQ.), or if the Franchisee makes an assignment for the benefit of creditors, or a receiver is appointed by the Franchisee;

            (c) UNSATISFIED JUDGMENTS; LEVY; FORECLOSURE. If any material judgment (or several judgments which in the aggregate are material) is obtained against the Franchisee and remains unsatisfied or of record for 30 days or longer (unless a supersedeas or other appeal bond has been filed); or if execution is levied against the Franchisee's business or any of the property used in the operation of the FUZZIWIG'S-TM- CANDY FACTORY Business and is not discharged within five days; or if the real or personal property of the Franchisee's business shall be sold after levy thereupon by any sheriff, marshall or constable;

            (d) CRIMINAL CONVICTION. If the Franchisee is convicted of a felony, a crime involving moral turpitude, or any crime or offense that is reasonably likely, in the sole opinion of the Franchisor, to materially and unfavorably affect the Licensed Methods, Marks, goodwill or reputation thereof;

            (e) FAILURE TO MAKE PAYMENTS. If the Franchisee fails to pay any amounts due the Franchisor or affiliates, including any amounts which may be due as a result of any subleases or lease assignments between the Franchisee and the Franchisor, within 10 days after receiving notice that such fees or amounts are overdue;

            (f) MISUSE OF MARKS. If the Franchisee misuses or fails to follow the Franchisor's directions and guidelines concerning use of the Franchisor's Marks and fails to correct the misuse or failure within ten days after notification from the Franchisor;

            (g) UNAUTHORIZED DISCLOSURE. If the Franchisee intentionally or negligently discloses to any unauthorized person the contents of or any part of the Franchisor's Operations Manual or any other trade secrets or confidential information of the Franchisor;

            (h) REPEATED NONCOMPLIANCE. If the Franchisee has received two previous notices of default from the Franchisor and is again in default of this Agreement within a 12 month period, regardless of whether the previous defaults were cured by the Franchisee; or

            (i) UNAUTHORIZED TRANSFER. If the Franchisee sells, transfers or otherwise assigns the Franchise, an interest in the Franchise or the Franchisee entity, this Agreement, the FUZZIWIG'S-TM- CANDY FACTORY Business or a substantial portion of the assets of the FUZZIWIG'S-TM- CANDY FACTORY Business owned by the Franchisee without complying with the provisions of
    Article 16 above.

    18.2. TERMINATION BY FRANCHISOR - THIRTY DAYS NOTICE. The Franchisor shall have the right to terminate this Agreement (subject to any state laws to the contrary, where state law shall prevail), effective upon 30 days written notice to the Franchisee, if the Franchisee breaches any other provision of this Agreement and fails to cure the default during such 30 day period. In that event, this Agreement will terminate without further notice to the Franchisee, effective upon expiration of the 30 day period. Defaults shall include, but not be limited to, the following:

            (a) FAILURE TO MAINTAIN STANDARDS. The Franchisee fails to maintain the then-current operating procedures and adhere to the specifications and standards established by the Franchisor as set forth herein or in the Operations Manual or otherwise communicated to the Franchisee;

            (b) DECEPTIVE PRACTICES. The Franchisee engages in any unauthorized business or practice or sells any unauthorized product or service under the Franchisor's Marks or under a name or mark which is confusingly similar to the Franchisor's Marks;

            (c) FAILURE TO OBTAIN CONSENT. The Franchisee fails, refuses or neglects to obtain the Franchisor's prior written approval or consent as required by this Agreement;

            (d) FAILURE TO COMPLY WITH MANUAL. The Franchisee fails or refuses to comply with the then-current requirements of the Operations Manual; or

            (e) BREACH OF RELATED AGREEMENT. The Franchisee defaults under any term of the sublease or lease assignment for the Franchised Location, any other agreement material to the FUZZIWIG'S-TM- CANDY FACTORY Business or any other Franchise Agreement between the Franchisor and the Franchisee and such default is not cured within the time specified in such sublease, other agreement or other Franchise Agreement.

Notwithstanding the foregoing, if the breach is curable, but is of a nature which cannot be reasonably cured within such 30 day period and the Franchisee has commenced and is continuing to make good faith efforts to cure the breach during such 30 day period, the Franchisee shall be given an additional reasonable period of time to cure the same, and this Agreement shall not automatically terminate without written notice from the Franchisor.

18.3. FRANCHISOR'S REMEDIES.

            (a) FAILURE TO PAY. In addition to all other remedies that may be exercised by the Franchisor upon a default by the Franchisee under the terms of this Agreement, the Franchisor reserves the right to collect amounts due from the Franchisee to any third party and to pay the third party directly. If the Franchisor collects any such amounts, the Franchisor may, in its sole discretion, charge the Franchisee an administrative fee to reimburse the Franchisor for its costs of collecting and paying such amounts. Any administrative fee charged would not exceed 15% of the total amount of money collected.

            (b) FAILURE TO MAINTAIN STANDARDS. In addition to all other remedies that may be exercised by the Franchisor upon a default by the Franchisee under the terms of this Agreement, the Franchisor may collect a fee of $500 per day for every day following the 30 day cure period in which the Franchisee continues to breach this

    Agreement by failing to maintain and adhere to the Franchisor's standards and specifications for the operation of the Franchisee's Business.

    18.4. RIGHT TO PURCHASE. Upon termination or expiration of this Agreement for any reason, the Franchisor shall have the option to purchase the FUZZIWIG'S-TM- CANDY FACTORY Business, which may include, at the Franchisor's option, all of the Franchisee's interest, if any, in and to the real estate upon which the FUZZIWIG'S-TM- CANDY FACTORY Business is located, and all buildings and other improvements thereon, including leasehold interests, at fair market value, less any amount apportioned to the goodwill of the FUZZIWIG'S-TM- CANDY FACTORY Business which is attributable to the Franchisor's Marks and Licensed Methods, and less any amounts owed to the Franchisor by the Franchisee. The following additional terms shall apply to the Franchisor's exercise of this option:

            (a) The Franchisor's option hereunder shall be exercisable by providing the Franchisee with written notice of its intention to exercise the option given to the Franchisee no later than the effective date of termination, in the case of termination, or at least 90 days prior to the expiration of the term of the franchise, in the case of non-renewal.

            (b) In the event that the Franchisor and the Franchisee cannot agree to a fair market value of the FUZZIWIG'S-TM- CANDY FACTORY Business, then the fair market value shall be determined by an independent third party appraisal. The Franchisor and the Franchisee shall each select one independent, qualified appraiser, and the two so selected shall select a third appraiser, all three to determine the fair market value of the FUZZIWIG'S-TM- CANDY FACTORY Business. The purchase price shall be the median of the fair market values as determined by the three appraisers.

            (c) The Franchisor and the Franchisee agree that the terms and conditions of this right and option to purchase may be recorded, if deemed appropriate by the Franchisor, in the real property records and the Franchisor and the Franchisee further agree to execute such additional documentation as may be necessary and appropriate to effectuate such recording.

            (d) The closing for the purchase of the FUZZIWIG'S-TM- CANDY FACTORY Business will take place no later than 60 days after the termination or nonrenewal date. The Franchisor will pay the purchase price in full at the closing, or, at its option, in five equal consecutive monthly installments with interest at a rate of ten percent per annum. The Franchisee must sign all documents of assignment and transfer as are reasonably necessary for purchase of the FUZZIWIG'S-TM- CANDY FACTORY Business by the Franchisor.

In the event that the Franchisor does not exercise the Franchisor's right to purchase the Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business as set forth above, the Franchisee will be free to keep or to sell, after such termination or expiration, to any third party, all of the physical assets of its FUZZIWIG'S-TM-CANDY FACTORY Business; provided, however, that all appearances of the Marks are first removed in a manner approved in writing by the Franchisor. Notwithstanding the foregoing sentence, the Franchisee acknowledges that it is impossible to remove the appearance of trademark from certain items used in the Business, such as the animated characters, and therefore, if the Franchisor does not exercise its right to purchase the Franchisee's Business, the Franchisee agrees to sell all of its animated characters and all other proprietary items, as determined by the Franchisor in its sole discretion, to the Franchisor for a price equal to the lesser of:
(1) depreciated book value or (2) actual market value. The Franchisor will only be obligated to purchase any assets of the FUZZIWIG'S-TM- CANDY FACTORY Business in the event and to the extent it is required by applicable state or federal law.

    18.5. OBLIGATIONS OF FRANCHISEE UPON TERMINATION OR EXPIRATION. The Franchisee is obligated upon termination or expiration of this Agreement to immediately:

            (a) Pay to the Franchisor all Royalties, other fees, and any and all amounts or accounts payable then owed the Franchisor or its affiliates pursuant to this Agreement, or pursuant to any other agreement, whether written or oral, including subleases and lease assignments, between the parties;

            (b) Cease to identify itself as a FUZZIWIG'S-TM- CANDY FACTORY Franchisee or publicly identify itself as a former Franchisee or use any of the Franchisor's trade secrets, signs, symbols, devices, trade names, trademarks, or other materials.

            (c) Immediately cease to identify the Franchised Location as being, or having been, associated with the Franchisor, and immediately cease using any proprietary mark of the Franchisor or any mark in any way associated with the FUZZIWIG'S-TM- CANDY FACTORY Marks and Licensed Methods;

              (d) Deliver to the Franchisor all Candy inventory which bears the FUZZIWIG'S-TM- CANDY FACTORY logo, signs, sign-faces, advertising materials, forms and other materials bearing any of the Marks or otherwise identified with the Franchisor and obtained by and in connection with this Agreement;

              (e) Immediately deliver to the Franchisor the Operations Manual and all other information, documents and copies thereof which are proprietary to the Franchisor;

            (f) Promptly take such action as may be required to cancel all fictitious or assumed names or equivalent registrations relating to its use of any Marks which are under the exclusive control of the Franchisor or, at the option of the Franchisor, assign the same to the Franchisor;

            (g) Notify the telephone company and all telephone directory publishers of the termination or expiration of the Franchisee's right to use any telephone number and any regular, classified or other telephone directory listings associated with any Mark and to authorize transfer thereof to the Franchisor or its designee. The Franchisee acknowledges that, as between the Franchisee and the Franchisor, the Franchisor has the sole rights to and interest in all telephone, telecopy or facsimile machine numbers and directory listings associated with any Mark. The Franchisee authorizes the Franchisor, and hereby appoints the Franchisor and any of its officers as the Franchisee's attorney-in-fact, to direct the telephone company and all telephone directory publishers to transfer any telephone, telecopy or facsimile machine numbers and directory listings relating to the FUZZIWIG'S-TM- CANDY FACTORY Business to the Franchisor or its designee, should the Franchisee fail or refuse to do so, and the telephone company and all telephone directory publishers may accept such direction or this Agreement as conclusive of the Franchisor's exclusive rights in such telephone numbers and directory listings and the Franchisor's authority to direct their transfer; and

            (h) Abide by all restrictive covenants set forth in Article 20 of this Agreement.

    18.6. STATE AND FEDERAL LAW. THE PARTIES ACKNOWLEDGE THAT IN THE EVENT THAT THE TERMS OF THIS AGREEMENT REGARDING TERMINATION OR EXPIRATION ARE INCONSISTENT WITH APPLICABLE STATE OR FEDERAL LAW, SUCH LAW SHALL GOVERN THE FRANCHISEE'S RIGHTS REGARDING TERMINATION OR EXPIRATION OF THIS AGREEMENT.

                              19. BUSINESS RELATIONSHIP

    19.1. INDEPENDENT BUSINESSPERSONS. The parties agree that each of them are independent businesspersons, their only relationship is by virtue of this Agreement and that no fiduciary relationship is created hereunder. Neither party is liable or responsible for the other's debts or obligations, nor shall either party be obligated for any damages to any person or property directly or indirectly arising out of the operation of the other party's business authorized by or conducted pursuant to this Agreement. The Franchisor and the Franchisee agree that neither of them will hold themselves out to be the agent, employer or partner of the other and that neither of them has the authority to bind or incur liability on behalf of the other.

    19.2. PAYMENT OF THIRD PARTY OBLIGATIONS. The Franchisor shall have no liability for the Franchisee's obligations to pay any third parties, including without limitation, any product vendors, or any sales, use, service, occupation, excise, gross receipts, income, property or other tax levied upon the Franchisee, the Franchisee's property, the FUZZIWIG'S-TM-CANDY FACTORY Business or upon the Franchisor in connection with the sales made or business conducted by the Franchisee (except any taxes the Franchisor is required by law to collect from the Franchisee with respect to purchases from the Franchisor).

    19.3. INDEMNIFICATION. The Franchisee agrees to indemnify, defend and hold harmless the Franchisor, its subsidiaries and affiliates, and their respective shareholders, directors, officers, employees, agents, successors and assignees, (the "Indemnified Parties") against, and to reimburse them for all claims, obligations and damages described in this Section 19.3, any and all third party obligations described in Section 19.2 and any and all claims and liabilities directly or indirectly arising out of the operation of the FUZZIWIG'S-TM- CANDY FACTORY Business or arising out of the use of the Marks and Licensed Methods in any manner not in accordance with this Agreement.
For purposes of this indemnification, claims shall mean and include all obligations, actual and consequential damages and costs reasonably incurred in the defense of any claim against the Indemnified Parties, including, without limitation, reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses and travel and living expenses. The Franchisor shall have the right to defend any such claim against it. This indemnity shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

                              20. RESTRICTIVE COVENANTS

    20.1. NON-COMPETITION DURING TERM. The Franchisee acknowledges that, in addition to the license of the Marks hereunder, the Franchisor has also licensed commercially valuable information which comprises and is a part of the Licensed Methods, including without limitation, recipes, operations, marketing, advertising and related information and materials and that the value of this information derives not only from the time, effort and money which went into its compilation, but from the usage of the same by all the franchisees of the Franchisor using the Marks and Licensed Methods. The Franchisee therefore agrees that other than the FUZZIWIG'S-TM- CANDY FACTORY Business licensed herein, neither the Franchisee nor any of the Franchisee's officers, directors, shareholders or partners, nor any member of his or their immediate families, shall during the term of this Agreement:

         (a) have any direct or indirect controlling interest as a disclosed or beneficial owner in a "Competitive Business" as defined below;

         (b) perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a Competitive Business; or

         (c) divert or attempt to divert any business related to, or any customer or account of the FUZZIWIG'S CANDY FACTORY Business, the Franchisor's business or any other FUZZIWIG'S-TM- CANDY FACTORY franchisee's business, by direct inducement or otherwise, or divert or attempt to divert the employment of any employee of the Franchisor or another franchisee licensed by the Franchisor to use the Marks and Licensed Methods, to any Competitive Business by any direct inducement or otherwise.

    The term "Competitive Business" as used in this Agreement shall mean any business operating, or granting franchises or licenses to others to operate, a retail, wholesale, distribution or manufacturing business deriving more than 5% of its gross receipts from the sale, processing or manufacturing of Candy, Items or other products which are offered in FUZZIWIG'S-TM- CANDY FACTORY Businesses and which constitutes 5% or more of the Gross Retail Sales of any FUZZIWIG'S-TM- CANDY FACTORY Business; provided, however, the Franchisee shall not be prohibited from owning securities in a Competitive Business if such securities are listed on a stock exchange or traded on the over-the-counter market and represent 5% or less of that class of securities issued and outstanding.

    20.2. POST-TERMINATION COVENANT NOT TO COMPETE. Upon termination or expiration of this Agreement for any reason, the Franchisee and its officers, directors, shareholders, and/or partners agree that, for a period of two years commencing on the effective date of termination or expiration, or the date on which the Franchisee ceases to conduct business, whichever is later, neither Franchisee nor its officers, directors, shareholders, and/or partners shall have any direct or indirect interest (through a member of any immediate family of the Franchisee or its Owners or otherwise) as a disclosed or beneficial owner, investor, partner, director, officer, employee, consultant, representative or agent or in any other capacity in any Competitive Business, defined in Section 20.1 above, located or operating within a 1O mile radius of the Franchised Location or within 1O miles of any other franchised or company-owned FUZZIWIG'S-TM-CANDY FACTORY Business. The restrictions of this Section shall not be applicable to the ownership of shares of a class of securities listed on a stock exchange or traded on the over-the-counter market that represent 5% or less of the number of shares of that class of securities issued and outstanding. The Franchisee and its officers, directors, shareholders, and/or partners expressly acknowledge that they possess skills and abilities of a general nature and have other opportunities for

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exploiting such skills.  Consequently, enforcement of the covenants made in this
Section will not deprive them of their personal goodwill or ability to earn a living.

    20.3. CONFIDENTIALITY OF PROPRIETARY INFORMATION. The Franchisee shall treat all information it receives which comprises or is a part of the Licensed Methods licensed hereunder as proprietary and confidential and will not use such information in an unauthorized manner or disclose the same to any unauthorized person without first obtaining the Franchisor's written consent. The Franchisee acknowledges that the Marks and the Licensed Methods have valuable goodwill attached to them, that the protection and maintenance thereof is essential to the Franchisor and that any unauthorized use or disclosure of the Marks and Licensed Methods will result in irreparable harm to the Franchisor.

    20.4. CONFIDENTIALITY AGREEMENT. The Franchisor reserves the right to require that the Franchisee cause each of its officers, directors, partners, shareholders, and General Manager, and, if the Franchisee is an individual, immediate family members, to execute a Nondisclosure and Noncompetition Agreement containing the above restrictions, in a form approved by the Franchisor.


                                    21.  INSURANCE

    21.1. INSURANCE COVERAGE. The Franchisee shall procure, maintain and provide evidence of (i) comprehensive general liability insurance for the Franchised Location and its operations with a limit of not less than $1,000,000 combined single limit, or such greater limit as may be required as part of any lease agreement for the Franchised Location; (ii) automobile liability insurance covering all employees of the FUZZIWIG'S-TM- CANDY
FACTORY Business with authority to operate a motor vehicle in an amount not less than $1,000,000 or, with the prior written consent of the Franchisor, such lesser amount as may be available at a commercially reasonable rate, but in no event less than any statutorily imposed minimum coverage; (iii) unemployment and worker's compensation insurance with a broad form all-states endorsement coverage sufficient to meet the requirements of the law; and (iv) all-risk personal property insurance in an amount equal to at least 100% of the replacement costs of the contents and tenant improvements located at the FUZZIWIG'S-TM- CANDY FACTORY Business. All of the required policies of insurance shall name the Franchisor as an additional named insured and shall provide for a 30 day advance written notice to the Franchisor of cancellation.

    21.2. PROOF OF INSURANCE COVERAGE. The Franchisee will provide proof of insurance to the Franchisor prior to commencement of operations at its FUZZIWIG'S-TM- CANDY FACTORY Business. This proof will show that the insurer has been authorized to inform the Franchisor in the event any policies lapse or are canceled. The Franchisor has the

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right to change the minimum amount of insurance the Franchisee is required to maintain by giving the Franchisee prior reasonable notice, giving due consideration to what is reasonable and customary in the similar business. Noncompliance with the insurance provisions set forth herein shall be deemed a material breach of this Agreement; in the event of any lapse in insurance coverage, in addition to all other remedies, the Franchisor shall have the right to demand that the Franchisee cease operations of the FUZZIWIG'S-TM-CANDY FACTORY Businesses until coverage is reinstated, or, in the alternative, pay any delinquencies in premium payments and charge the same back to the Franchisee.

                            22.  MISCELLANEOUS PROVISIONS

    22.1. GOVERNING LAW/CONSENT TO VENUE AND JURISDICTION. Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 ET SEQ.) or other federal law, this Agreement, the franchise and the relationship between the Franchisor and the Franchisee shall be governed by the laws of the state of Colorado. The Franchisee agrees that the Franchisor may institute any action against the Franchisee in any state or federal court of general jurisdiction in the state of Colorado and the Franchisee irrevocably submits to the jurisdiction of such courts and waives any objection he may have to either the jurisdiction of or venue in such courts. The Franchisee agrees that the only proper venue for any action shall be in the County of La Plata, State of Colorado.

    22.2. MODIFICATION. The Franchisor and/or the Franchisee may modify this Agreement only upon execution of a written agreement between the two parties. The Franchisee acknowledges that the Franchisor may modify its standards and specifications and operating and marketing techniques set forth in the Operations Manual unilaterally under any conditions and to the extent in which the Franchisor, in its sole discretion, deems necessary to protect, promote, or improve the Marks and the quality of the Licensed Methods, but under no circumstances will such modifications be made arbitrarily without such determination.

    22.3. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes any and all prior agreements concerning the subject matter hereof. The Franchisee agrees and understands that the Franchisor shall not be liable or obligated for any oral representations or commitments made prior to the execution hereof and that no modifications of this Agreement shall be effective except those in writing and signed by both parties. The Franchisor does not authorize and will not be bound by any representation of any nature other than those expressed in this Agreement. The Franchisee further acknowledges and agrees that no representations have been made to it by the Franchisor regarding projected sales volumes, market potential, revenues, profits of the Franchisee's FUZZIWIG'S-TM- CANDY FACTORY Business, or operational assistance other than as stated in this Agreement or in any disclosure document provided by the Franchisor or its representatives.

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    22.4.     DELEGATION BY THE FRANCHISOR.  From time to time, the Franchisor shall have the right to delegate the performance of any portion or all of its obligations and duties hereunder to third parties, whether the same are agents of the Franchisor or independent contractors which the Franchisor has contracted with to provide such services. The Franchisee agrees in advance to any such delegation by the Franchisor of any portion or all of its obligations and duties hereunder.

    22.5. EFFECTIVE DATE. This Agreement shall not be effective until accepted by the Franchisor as evidenced by dating and signing by an officer of the Franchisor.

    22.6. REVIEW OF AGREEMENT. The Franchisee acknowledges that it had a copy of this Agreement in its possession for a period of time not less than ten full business days, during which time the Franchisee has had the opportunity to submit same for professional review and advice of the Franchisee's choosing prior to freely executing this Agreement.

    22.7. ATTORNEYS' FEES. In the event of any default on the part of either party to this Agreement, in addition to all other remedies, the party in default will pay the aggrieved party all amounts due and all damages, costs and expenses, including reasonable attorneys' fees, incurred by the aggrieved party in any legal action, arbitration or other proceeding as a result of such default, plus interest at the highest rate allowable by law, accruing from the date of such default.

    22.8. INJUNCTIVE RELIEF. Nothing herein shall prevent the Franchisor or the Franchisee from seeking injunctive relief to prevent irreparable harm, in addition to all other remedies.

    22.9. NO WAIVER. No waiver of any condition or covenant contained in this Agreement or failure to exercise a right or remedy by the Franchisor or the Franchisee shall be considered to imply or constitute a further waiver by the Franchisor or the Franchisee of the same or any other condition, covenant, right, or remedy.

    22.10. NO RIGHT TO SET OFF. The Franchisee shall not be allowed to set off amounts owed to the Franchisor for Royalties, fees or other amounts due hereunder, against any monies owed to Franchisee, nor shall the Franchisee in any event withhold such amounts due to any alleged nonperformance by the Franchisor hereunder, which right of set off is hereby expressly waived by the Franchisee.

    22.11. INVALIDITY. If any provision of this Agreement is held invalid by any tribunal in a final decision from which no appeal is or can be taken, such provision shall be deemed modified to eliminate the invalid element and, as so modified, such provision shall be deemed


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